Exhibit 99.1

Kennedy Wilson Europe Real Estate Limited

Audited Consolidated Financial Statements
For the year ended 31 December 2020

Contents
    Page
Directors’ report    3
Independent Auditor’s report    4
Consolidated income statement    8
Consolidated statement of comprehensive income    9
Consolidated balance sheet    10
Consolidated statement of changes equity    11
Consolidated cash flow statement    13
Notes to consolidated financial statements    15

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Directors’ report
The Directors of Kennedy Wilson Europe Real Estate Limited (the ‘Company’) have pleasure in presenting the Audited Consolidated Financial Statements for the year ended 31 December 2020.
Principal activities
The Company (together with its subsidiary undertakings, the ‘Group’) invests in investment and development property, hotel businesses and loans secured by real estate in Europe with the objective of generating and growing long-term cash flows to pay dividends and to enhance capital values through focused asset management activities and strategic acquisitions.
Results
The financial position at 31 December 2020 is set out in the Consolidated balance sheet. The results of operations for the year ended 31 December 2020 are set out in the Consolidated income statement and Consolidated statement of comprehensive income.
The Board is pleased with the performance of the Group during the year, despite the challenges arising from the COVID-19 global pandemic. Gross revenues reduced from £207.9m in 2019 to £131.9m in 2020 primarily as a result of the sale of a number of hotel and commercial assets following successful completion of our business plans, as well as our remaining hospitality asset being closed due to the COVID-19 pandemic for periods during 2020. The group continued to execute on asset business plans during 2020, with notable transactions including the sale of the UK PRS asset, Pioneer Point, the Baggot Plaza office asset in Dublin and the launch of a new Urban Logistics joint venture which was seeded with the existing UK industrial portfolio. As a result, cash balances have increased to £458.2m (2019: £201.9m) and the group remains in a strong financial position.
Directors
The directors who held office during the year ended 31 December 2020 and up to the date of this report are:
•Fraser Kennedy.
•Andrew McNulty.
•Ana Kekovska.
There were no changes to the composition of the board during the year.
Transactions involving directors
There were no contracts or agreements of any significance in relation to the business of the Group in which the Directors had any interest, at any time during the year other than those set out in Note 27 to the Audited Consolidated Financial Statements.
Distributions
Distributions declared and/or paid during the year ended 31 December 2020 are set out in Note 25 to the Audited Consolidated Financial Statements.
Subsequent events
Significant events after the date of the Consolidated balance sheet are disclosed in Note 32 to the Audited Consolidated Financial Statements.
Independent auditor
The Board reappointed KPMG, Chartered Accountants and Registered Auditors, as independent auditor of the Group.
The independent auditor, KPMG, has indicated their willingness to continue in office.
On behalf of the Board of Directors.

Fraser Kennedy    Andrew McNulty
Director    Director
27 April 2021

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Independent auditor’s report
to the members of Kennedy Wilson Europe Real Estate Limited
Report on the audit of the consolidated financial statements
Opinion
We have audited the financial statements of Kennedy Wilson Europe Real Estate Limited (the “Company”) and subsidiaries (together “the Group”), which comprise the consolidated statement of financial position as at December 31, 2020, the consolidated statement of total comprehensive income, the consolidated statement of changes in equity and the consolidated statement of cash flows for the year then ended, and notes, comprising significant accounting policies and other explanatory information.
In our opinion, the accompanying consolidated financial statements:
•give a true and fair view of the consolidated financial position of the Group as at December 31, 2020, and of its consolidated financial performance and its consolidated cash flows for the year then ended;
•have been prepared in accordance with International Financial Reporting Standards (IFRS) as adopted by the European Union; and
•have been properly prepared in accordance with the requirements of the Companies (Jersey) Law 1991.
Basis for Opinion
We conducted our audit in accordance with International Standards on Auditing (“ISAs”). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Group in accordance with International Ethics Standards Board for Accountants Code of Ethics for Professional Accountants (the “IESBA Code”) together with the ethical requirements that are relevant to our audit of the financial statements in Jersey and we have fulfilled our other ethical responsibilities in accordance with these requirements and the IESBA Code.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.
Key audit matters
Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements and include the most significant assessed risks of material misstatement (whether or not due to fraud) identified by us, including those which had the greatest effect on: the overall audit strategy; the allocation of resources in the audit; and directing the efforts of the engagement team. These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.
In arriving at our audit opinion above, we have identified one key audit matter, as follows:
Valuation of the Group’s investment properties and property, plant and equipment£1,684.8m (December 31, 2019 - £2,042.8)
Refer to pages 20 (accounting policies) and pages 36 to 42 and pages 44 to 46 (financial disclosures).

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Description of the key audit matter	How the matter was addressed in our audit
The valuation of the Group’s investment properties and property, plant and equipment requires significant management judgments, particularly those relating to current and expected market conditions.

To assist in determining the value of the Group’s portfolio, the directors engaged external valuers (the ‘Valuers’). The directors’ estimates of the value of the portfolio were developed using the advice and input of the Valuers.

Unreasonable or outdated inputs used in these judgments, such as those in respect to estimated rental value or yield, could result in material misstatement of the income statement and balance sheet.

The procedures we undertook included but were not limited to:
•Obtaining and reviewing the valuation reports for all properties and confirming that the valuation approach for each was in accordance with Royal Institution of Chartered Surveyors Valuation – Professional Standards (“RICS”) and suitable for use in determining the carrying value for the purpose of the financial statements.

•We assessed the qualifications, independence and objectivity of the Valuers by reviewing their terms of engagement, fee arrangements, and the existence of any potential conflicts created if they had advised on a transaction that they were subsequently valuing. We obtained confirmation from the Valuers that they had not been subject to influence from management and we found no evidence to suggest their objectivity was compromised.

•We held several discussions with Valuers to understand their view of market dynamics, the valuation techniques used, the performance of the portfolio, and the significant assumptions including future expected rental income and likely yields.

•We considered the yield assumptions used in performing the valuations to assess their reasonableness in comparison to relevant market evidence, benchmarking expected rental values and yields against comparable and other external data. We also considered relevant COVID-19 related factors and the impact on assumptions used.

•We performed analytical procedures by reference to external market data to evaluate the appropriateness of the valuations adopted by the Group, and investigated further the valuation of those properties that were outside of our expectations.

•We evaluated whether sufficient disclosures were provided in relation to risks inherent in the asset valuations, including taking into consideration the impact of COVID-19.

Based on procedures we performed, we considered that judgements relating to the valuation of investment properties and property, plant and equipment are reasonable.
We have nothing to report in respect of matters on which we are required to report by exception
Under the Companies (Jersey) Law 1991, we are required to report to you if, in our opinion:
•adequate accounting records have not been kept by the Group;
•the consolidated financial statements are not in agreement with the accounting records; or
•we have not received all the information and explanations we require for our audit.
We have nothing to report in respect of the above responsibilities
Other information
The directors are responsible for the other information. The other information comprises the information included in the Statement of Directors' Responsibilities but does not include the financial statements and our auditors' report thereon.
Our opinion on the financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.
In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.
We have nothing to report in this regard.
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Respective responsibilities and restrictions on use
Responsibilities of directors for the Financial Statements
The directors are responsible for the preparation and fair presentation of the financial statements in accordance with IFRS and for such internal control as the directors determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error, assessing the Group's ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Group or to cease operations, or has no realistic alternative but to do so.
The directors are responsible for overseeing the Group's financial reporting process..
Auditor’s responsibilities for the audit of the consolidated financial statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs will always detect a material misstatement when it exists.
Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.
Further details relating to our work as auditor is set out in the Scope of Responsibilities Statement contained in the appendix to this report, which is to be read as an integral part of our report.
Our report is made solely to the Group's members, as a body, in accordance with Article 113A of the Companies (Jersey) Law 1991. Our audit work has been undertaken so that we might state to the Group's members those matters we are required to state to them in an auditor's report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the Group as a body, for our audit work, for this report, or for the opinions we have formed.

Michael Gibbons
for and on behalf of
KPMG
Chartered Accountants, Statutory Audit Firm
1 Stokes Place, St Stephen’s Green, Dublin 2, Ireland
27 April 2021

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Appendix to the Independent auditor's report to the members of Kennedy Wilson Europe Real Estate Limited
Further information regarding the scope of our responsibilities as auditor
As part of an audit in accordance with ISAs, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control;

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control;

•Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management;

•Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditors’ report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditors’ report. However, future events or conditions may cause the Group to cease to continue as a going concern;

•Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation; and

•Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinion on the financial statements. We are responsible for the direction, supervision and performance of the Group audit. We remain solely responsible for our audit opinion.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

From the matters communicated with those charged with governance, we determine those matters that were of most significance in the audit of the consolidated financial statements of the current period and are therefore the key audit matters. We describe these matters in our auditors’ report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication.

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Consolidated income statement
For the year ended 31 December 2020

		Year ended 31 December 2020	Year ended 31 December 2019
	Notes	£m	£m
Revenue
Rental income	6	121.1	146.2
Hotel revenue	6	10.7	61.6
Interest income from loans secured by real estate	6,8	0.1	0.1
		131.9	207.9
Property related expenses [1]		(34.4)	(42.2)
Hotel cost of sales		(16.8)	(49.8)
		(51.2)	(92.0)
Gross profit		80.7	115.9

Gain/(loss) on sale of investment and development property,	7	0.9	(0.7)
Gain on sale of property, plant and equipment	7	-	10.0
Loss on sale of non-performing loans		(2.0)	-
Net change in fair value of investment and development property	11,14	(104.4)	(22.9)
Net change in fair value of loans secured by real estate	12	0.3	5.3
		(24.5)	107.6
Expenses
Administrative expenses		(6.3)	(13.6)
Investment management fee	27	(9.9)	(11.1)
		(16.2)	(24.7)
Results from operating activities before financing income and costs		(40.7)	82.9
Interest income from cash and cash equivalents	8	3.5	0.1
Interest expense	9	(50.7)	(52.6)
Finance costs	9	(4.0)	(3.1)
Net finance expense		(51.2)	(55.6)
		(91.9)	27.3
Share of loss of equity-accounted investees, net of tax	15	(5.9)	(3.9)
(Loss)/Profit for the year before taxation		(97.8)	23.4
Taxation	10	(8.1)	(6.1)
(Loss)/Profit for the year after taxation		(105.9)	17.3

The accompanying notes form an integral part of these consolidated financial statements.
Footnote:
1.Included in property related expenses are bad debt provisions of £4.3 million (year ended 31 December 2019: £0.7 million).

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Consolidated statement of comprehensive income
For the year ended 31 December 2020

		Year ended 31 December 2020	Year ended 31 December 2019
	Notes	£m	£m
(Loss)/Profit for the year after taxation		(105.9)	17.3

Other comprehensive income:
Items that may be reclassified subsequently to profit or loss:
Foreign operations – foreign currency translation differences	26A	53.8	(57.1)
Hedge of net investment in foreign operations	26A	(34.8)	42.4
		19.0	(14.7)
Items that will never be reclassified to profit or loss:
Net change in fair value of property, plant and equipment	13	(12.4)	14.9
Other comprehensive income for the year		6.6	0.2

Total comprehensive (loss)/income for the year, net of tax		(99.3)	17.5

(Loss)/Profit attributable to:
Owners of the Company		(105.9)	17.3
Non-controlling interests	3A(iii)	-	-
		(105.9)	17.3

Total comprehensive (loss)/ income attributable to:
Owners of the Company		(99.3)	17.5
Non-controlling interests	3A(iii)	-	-
		(99.3)	17.5

The accompanying notes form an integral part of these consolidated financial statements.

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Consolidated balance sheet
As at 31 December 2020

		31 December 2020	31 December 2019
	Note	£m	£m
Non-current assets
Investment and development property	11	1,508.4	1,856.5
Loans secured by real estate	12	8.5	34.8
Property, plant and equipment	13	176.4	186.3
Investment in equity-accounted investees	15	92.1	128.3
Right-of-use asset	31	5.4	6.5
Deferred tax asset	10E	5.2	5.7
		1,796.0	2,218.1
Current assets
Assets held-for-sale	14	34.7	156.2
Inventories	16	0.2	0.3
Rent and other receivables	17	42.9	42.6
Intercompany balances	27	153.8	51.6
Cash and cash equivalents	18	458.2	201.9
		689.8	452.6
Total assets		2,485.8	2,670.7
Current liabilities
Trade and other payables	19	(57.0)	(50.8)
Deferred income	20	(19.8)	(22.2)
Borrowings	21	(3.7)	(71.1)
		(80.5)	(144.1)
Non-current liabilities
Trade and other payables	19	(8.4)	(6.4)
Borrowings	21	(1,426.1)	(1,427.3)
Lease liability	31	(5.5)	(6.5)
Derivative financial liabilities	22	(25.4)	(31.0)
Deferred tax liability	10E	(2.9)	(4.0)
		(1,468.3)	(1,475.2)
Total liabilities		(1,548.8)	(1,619.3)
Net assets		937.0	1,051.4
Equity
Stated capital	24A	1,370.1	1,325.1
Foreign currency translation reserve	26A	42.3	23.3
Revaluation reserve	26B	24.3	36.7
Share-based payments reserve	26C	15.4	5.5
Retained deficit		(515.1)	(339.2)
Total equity		937.0	1,051.4

On behalf of the Board of Directors.

Fraser Kennedy    Andrew McNulty
Director    Director
27 April 2021
The accompanying notes form an integral part of these consolidated financial statements.
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Consolidated statement of changes in equity
For the year ended 31 December 2020

	Attributable to owners of the Company
	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained deficit	Total equity
	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2020	1,325.1	23.3	36.7	5.5	(339.2)	1,051.4
(Loss) for the year	-	-	-	-	(105.9)	(105.9)
Other comprehensive income	-	19.0	(12.4)	-	-	6.6
Transfer on disposal of operating businesses	-	-	-	-	-	-
Total comprehensive (loss) income for the year	-	19.0	(12.4)	-	(105.9)	(99.3)
Transactions with owners of the Company recognised directly in equity:
Contributions and distributions
Issue of ordinary shares (note 24)	45.0	-	-	-	-	45.0
Share based settlement of investment management fee (Note 27B(i))[1]	-	-	-	9.9	-	9.9
Dividends (Note 25)[2]					(70.0)	(70.0)
	45.0	-	-	9.9	(70.0)	(15.1)
Balance as at 31 December 2020	1,370.1	42.3	24.3	15.4	(515.1)	937.0

The accompanying notes form an integral part of these consolidated financial statements.

Footnotes:
1.Net movement in share-based payment reserve representing reversal of £5.5 million opening reserve and recording of year end reserve for the investment management fee payable in the amount of £16.4 million.
2.Dividends comprise amounts paid for cash during the year ended 31 December 2020 totalling £70 million.

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Consolidated statement of changes in equity
For the year ended 31 December 2019

	Attributable to owners of the Company
	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings/(deficit)	Total equity
	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2019	1,325.1	38.0	36.8	2.8	(254.2)	1,148.5
Profit for the year	-	-	-	-	17.3	17.3
Other comprehensive income	-	(14.7)	14.9	-	-	0.2
Transfer on disposal of operating businesses	-	-	(15.0)	-	15.0	-
Total comprehensive income for the year	-	(14.7)	(0.1)	-	32.3	17.5
Transactions with owners of the Company recognised directly in equity:
Contributions and distributions
Issue of ordinary shares
Share based settlement of investment management fee (Note 27B(i))[1]	-	-	-	2.7	-	2.7
Dividends (Note 25)[2]	-	-	-	-	(117.3)	(117.3)
	-	-	-	2.7	(117.3)	(114.6)
Balance as at 31 December 2019	1,325.1	23.3	36.7	5.5	339.2	1,051.4

The accompanying notes form an integral part of these consolidated financial statements.

Footnotes:
1.Net movement in share-based payment reserve representing reversal of £2.8 million opening reserve and recording of year end reserve for the investment management fee payable in the amount of £5.5 million.
2.Dividends comprise amounts paid for cash during the year ended 31 December 2019 totalling £117.3 million.

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Consolidated cash flow statement
For the year ended 31 December 2020

		Year ended 31 December 2020	Year ended 31 December 2019
	Notes	£m	£m
Cash flows from operating activities
(Loss) / profit for the year		(105.9)	17.3
Adjustments for:
Net change in fair value of investment and development property	11	104.4	22.9
Net change in fair value of loans secured by real estate	12	(0.3)	(5.3)
Gain on sale of investment and development property, and property, plant and equipment	7	(0.9)	(9.3)
Loss on sale of non-performing loans		2.0	-
Finance cost, net of interest income		48.9	52.6
Amortisation of lease incentive		(7.3)	(1.2)
Amortisation of loan fees	9	1.0	2.7
Amortisation of bond discount, net of amortisation of bond premia	9	1.2	0.4
Taxation	10C	8.1	6.1
Depreciation	13	7.0	10.7
Impairment of accounts receivable expense		4.3	0.7
Investment management fee expense		9.9	11.1
Disposal of property, plant and equipment		-	90.5
Share of loss of equity-accounted investees		5.9	3.9
Operating cash flows before movements in working capital		78.3	203.2
Decrease in rent and other receivables		6.2	2.8
Decrease/(increase) in inventories		0.1	0.4
(Decrease) in deferred rental income		(2.3)	(4.8)
(Decrease) in trade and other payables		(0.4)	(12.6)
Cash generated from operations before interest and taxation		81.9	189.0
Interest received		0.1	0.1
Interest paid		(52.8)	(53.8)
Derivative instruments		(13.8)	-
Tax paid, net of refunds received		(4.9)	(10.3)
Cash flows generated from operating activities		10.5	125.0
Investing activities
Acquisition of/improvement to investment and development property		(81.5)	(56.2)
Disposal of investment and development property		496.4	356.9
Capital expenditure on property, plant and equipment		(0.7)	(7.8)
Disposal of non-performing loans		26.3	-
Investment in equity-accounted investees		(31.5)	(89.7)
Equity redemption from equity-accounted investees		45.2	-
Distributions from equity-accounted investees		23.2	19.5
Investment in loans secured by real estate	12	-	(0.3)
Cash flows from investing activities		477.4	222.4

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Consolidated cash flow statement (continued)

		Year ended 31 December 2020	Year ended 31 December 2019
	Notes	£m	£m
Financing activities
Proceeds from borrowings	21A	113.8	26.1
Amounts receivable from related party		(95.2)	(62.1)
Repayment of borrowings	21A	(225.7)	(243.6)
Transaction costs related to loans and borrowings		(0.8)	(0.4)
Issuance of common stock	24	45.0	-
Dividends paid	25	(70.0)	(117.3)
Cash flows used in financing activities		(232.9)	(397.3)
Net increase/(decrease) in cash and cash equivalents		255.0	(49.9)
Cash and cash equivalents at beginning of year	18	201.9	256.6
Cash acquired on acquisition of a business			-
Foreign exchange movements		1.3	(4.8)
Cash and cash equivalents at the reporting date	18	458.2	201.9

The accompanying notes form an integral part of these consolidated financial statements.

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Notes to consolidated financial statements
For the year ended 31 December 2020
1.General information
Kennedy Wilson Europe Real Estate Limited (the ‘Company’) is a company incorporated in Jersey. The Group comprises the Company and its subsidiaries.
The registered office of the Company is 47 Esplanade, St Helier, Jersey, JE1 0BD, Channel Islands.
The Company invests in investment and development property, hotel businesses and loans secured by real estate in Europe with the objective of generating and growing long-term cash flows to pay dividends and to enhance capital values through focused asset management and strategic acquisitions.
2.Basis of preparation
A. Statement of compliance
The consolidated financial statements (the ‘financial statements’) for the year ended 31 December 2020 have been prepared on the basis of the accounting policies set out below. These financial statements give a true and fair view of the assets, liabilities, financial position and profit of the Company and its subsidiaries included in the consolidation taken as a whole.
The financial statements included in this report have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union (‘IFRS’). The Company has not early adopted any forthcoming IASB standards. Note 4 sets out the details of such upcoming standards.
The financial statements have been prepared on a basis consistent with the prior year, having considered the impact of newly adopted standards as set out in Note 4.
B. Basis of measurement
The financial statements are for the year ended 31 December 2020 and have been prepared on the going concern basis, applying the historical cost convention except for investment and development property, loans secured by real estate, property, plant and equipment and derivative financial instruments which are stated at their fair value using the accounting policies as set out in Note 3.
After making enquiries, the directors have a reasonable expectation that the Group has adequate resources to continue its operations for the foreseeable future. For this reason, they continue to adopt the going concern basis in preparing the financial statements.
The Group has strong liquidity and access to significant financial headroom between cash flows and existing reserves.   Cash balances stood at £458.2 million at 31 December 2020. This has been further supplemented by disposal proceeds in 2021.
The Investment Manager and its affiliates continue to work closely with tenants to monitor performance and understand the impact of COVID-19 on their operations.   Future cash flows have been forecast and stress-tested taking into account conservative assumptions relating to rent collection rates and tenant performance.
If the Group wished to further bolster short to medium term liquidity beyond its already considerable reserves it would be able to defer discretionary capital expenditure.
Banking facility covenants have been considered in conjunction with the conservative forecasts and the Investment Manager maintains an open dialogue with relationship lenders in the normal course of business; obtaining waivers where necessary.
Having reviewed the forecasts, applying adverse stress tests and taking into account available mitigating actions, including ultimate parent support and liquidity, the Directors consider it a remote possibility that the financial headroom could be depleted.
Accordingly, they do not anticipate any need to significantly curtail the scale of operations or other activity and believe that the Group will continue as a going concern.

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C. Functional and presentational currency
The financial statements are presented in Pound Sterling as this is the Company’s functional currency. All financial information presented in Pound Sterling has been rounded to the nearest million, and presented to one decimal place, except where otherwise stated.
D. Use of estimates and judgements
The preparation of the financial statements in conformity with IFRS requires management to make judgements, estimates and assumptions that affect the application of the Group’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.
Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimates are revised if the revision affects only that period or in the period of revision and future periods if the revision affects both current and future periods.
Critical judgements in applying accounting policies that have the most significant effect on amounts recognised in the financial statements in the year ending 31 December 2020 include management’s estimates of the fair value of investment and development property (Note 11), loans secured by real estate (Note 12), land and buildings within property, plant and equipment (Note 13) and investments in equity-accounted investees (Note 15).
(i) Impact of Coronavirus (‘COVID-19’)
The pandemic commenced during the first quarter of 2020 and the duration and magnitude of it still remains uncertain at this time.
As a result of the unprecedented measures taken across the globe, the disruption and impact of the COVID-19 pandemic to the global economy and financial markets has been significant. The Group continues to closely monitor changes in applicable laws and guidance provided by local governments in the jurisdictions in which the Group invests. All the markets in which the Group operates continue to enforce some form of restriction on the operations of businesses and these precautions have, to varying extents, led to the shutdown of nonessential services and limited business operations for some of our tenants.
Nevertheless, there has been no noticeable impact on the Group’s activities to date but management is closely monitoring developments and continues to assess the ultimate impact.
3.Significant accounting policies
There are a number of new standards or amendments which are effective for the Group for the first time for the financial year beginning 1 January 2020. Refer to Note 4(i) for further information.
There is no material impact from the adoption of these new standards and amendments.
A. Basis of consolidation
(i). Subsidiaries
Subsidiaries are those entities controlled by the Group. The Group controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of subsidiaries are included in the financial statements from the date on which control commences until the date on which control ceases.
(ii). Business combinations
The Group acquires subsidiaries that may own investment and development property or carry on businesses, including the ownership of hotels or other forms of own-use assets. At the time of acquisition, the Group considers whether each acquisition represents the acquisition of a business or the acquisition of an asset. The Group accounts for an acquisition as a business combination where an integrated set of activities is acquired in addition to the property. More specifically, consideration is given as to the extent to which significant processes are acquired and, in particular, the extent of services provided by the subsidiary.

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When the acquisition of subsidiaries does not represent a business, it is accounted for as an acquisition of a group of assets and liabilities. The cost of the acquisition is allocated to the assets and liabilities acquired based upon their relative fair values, and no goodwill or related deferred tax is recognised.
Any contingent consideration is measured at fair value at the date of acquisition. If an obligation to pay contingent consideration that meets the definition of a financial instrument is classified as equity, then it is not remeasured and settlement is accounted for within equity. Otherwise, other contingent consideration is remeasured at fair value at each reporting date and subsequent changes in the fair value of the contingent consideration are recognised in profit or loss.
(iii). Non-controlling interests
Non-controlling interests (‘NCI’) are measured at their proportionate share of the acquiree’s identifiable net assets at the date of acquisition.
Changes in the Group’s interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions.
(iv). Interests in equity-accounted investees
The Group’s interests in equity-accounted investees comprises interests in joint ventures.
A joint venture is an arrangement in which the Group has joint control, whereby the Group has rights to the net assets of the arrangement, rather than rights to its assets and obligations for its liabilities.
Interests in joint ventures are accounted for using the equity method. They are initially recognised at cost, which includes transaction costs. Subsequent to initial recognition, the financial statements include the Group’s share are the profit or loss and other comprehensive income (‘OCI’) of equity-accounted investees, until the date on which significant influence or joint control ceases.
(v). Transactions eliminated on consolidation
Intra-group balances and transactions, and any unrealised income and expenses arising from intra-group transactions, are eliminated.
B. Property acquisitions and business combinations
Where property is acquired, via corporate acquisitions or otherwise, management considers the substance of the assets and activities of the acquired entity in determining whether the acquisition represents the acquisition of a business.
The consideration transferred does not include amounts related to the settlement of pre-existing relationships. Such amounts are generally recognised in profit or loss. Any excess of the purchase price of business combinations over the fair value of the assets, liabilities and contingent liabilities and resulting deferred taxes thereon is recognised as goodwill.
Where the Group judges that an acquisition is a business combination it uses the acquisition method of accounting in accordance with IFRS 3 Business Combinations at the date that control is transferred to the Group (see policy A(ii)). The consideration transferred in the acquisition is generally measured at fair value, as are the identifiable net assets acquired. Any excess of the purchase price of business combinations over the fair value of the assets and liabilities is recognised as goodwill. Any gain arising on a bargain purchase is recognised in profit or loss immediately. Transaction costs are expensed as incurred, except if related to the issue of debt or equity securities. Any goodwill that arises is tested annually for impairment.
Where such acquisitions are not judged to be an acquisition of a business, they are not accounted for as business combinations. Instead, the cost of acquisition is allocated between the identifiable assets and liabilities of the entity based on the relative fair values at the acquisition date. Accordingly, no goodwill or additional deferred taxation arises.
C. Foreign currency translation
Items included within the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (its ‘functional currency’).
(i). Transactions and balances
Transactions in currencies other than an entity’s functional currency are recorded at the exchange rate prevailing at the date of the transaction. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in profit or loss for the financial period (see policy C(ii)).

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(ii). Foreign operations
The assets and liabilities of foreign operations are translated to Pound Sterling at the exchange rate prevailing at the reporting date. The revenues and expenses of foreign operations are translated to Pound Sterling at rates approximating to the foreign exchange rates ruling at the dates of the transactions. Foreign exchange differences arising on re-translation are taken to OCI and then accumulated in a separate foreign currency translation reserve.
When a foreign operation is disposed of in its entirety or partially such that control, significant influence or joint control is lost, the cumulative amount in the translation reserve related to that foreign operation is reclassified to profit or loss as part of the gain or loss on disposal. If the Group disposes of part of its interest in a subsidiary but retains control, then the relevant proportion of the cumulative amount is reattributed to NCIs. When the Group disposes of any part of an associate or joint venture while retaining significant influence or joint control, the relevant proportion of the cumulative amount is reclassified to profit or loss.
D. Revenue recognition
Revenue includes rental income and other property related revenue, service charges and management charges from properties, hotel revenue and interest income from loans secured by real estate.
(i). Rental income
Rental income is accounted for in accordance with IFRS 16.
Rental income from operating leases on investment property is recognised on a straight-line basis over the lease term. When the Group provides incentives to its tenants, the cost of incentives is recognised over the lease term, on a straight-line basis, as a reduction of rental income. The lease term is the non-cancellable period of the lease together with any further term for which the tenant has the option to continue the lease, where, at the inception of the lease, the directors are reasonably certain that the tenant will exercise the option.
Contingent rents, which are dependent on the turnover levels of lessees are recognised as income in the periods in which they are earned. Any financial statement impact of rent reviews are recognised when such rent reviews have been agreed with the tenants. Surrender premia received are classified as rental income.
Lease incentives are recognised as an integral part of the net consideration for use of the property and are amortised on a straight line basis over the term of the lease, or the period to the first tenant break, if shorter, unless there is reasonable certainty that the break will not be exercised.
The Group arranges for certain services provided to tenants of investment property included in the contract the Group enters into as a lessor, to be provided by third parties. The Group has determined that it controls the services before they are transferred to tenants, because it has the ability to direct the use of these services and obtain the benefits from them. In making this determination, the Group has considered that it is primarily responsible for fulfilling the promise to provide these specified services because it directly deals with tenants’ complaints and it is primarily responsible for the quality or suitability of the services. In addition, the Group has discretion in establishing the price that it charges to the tenants for the specified services.
Therefore, the Group has concluded that it is the principal in these contracts. In addition, the Group has concluded that it transfers control of these services over time, as services are rendered by the third-party service providers, because this is when tenants receive and, at the same time, consume the benefits from these services.
(ii). Interest income on loans secured by real estate
Interest income is accounted for in accordance with IFRS 9.
Interest income on loans secured by real estate is recognised in profit or loss on an effective interest rate basis over the period to expected maturity.
(iii). Hotel revenue
Hotel revenue is accounted for in accordance with IFRS 15.
Hotel revenue represents sales (excluding VAT and similar taxes) of goods and services, net of discounts, provided in the normal course of business and recognised when services have been rendered. Such revenues typically include rental of rooms, food and beverage sales and other ancillary revenues from hotels owned by the Group. Revenue is recognised when rooms are occupied and food and beverages are sold.

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E. Employee benefits
(i). Short-term employee benefits
Short-term employee benefits are expensed as the related service is provided. A liability is recognised for the amount expected to be paid if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.
(ii). Defined contribution plans
Obligations for contributions to defined contribution plans are expensed as the related service is provided. Prepaid contributions are recognised as an asset to the extent that a cash refund or reduction in future payments is available.
F. Interest income from cash and cash equivalents
Interest income from cash and cash equivalents is recognised as it accrues in profit or loss, using the effective interest rate method.
G. Finance costs
Finance costs comprise interest expense on borrowings (including amortisation of deferred debt issue costs, and amortisation of discounts and premia on corporate bonds) and are recognised in profit or loss using the effective interest method. All interest expense on borrowings is recognised in profit or loss in the period in which it is incurred, unless it is directly related to investment property under development in which case it is capitalised.
H. Taxation
Income tax expense comprises current and deferred tax. It is recognised in profit or loss except to the extent that it relates to the recording of a business combination or items recognised directly in equity or in OCI.
(i). Current tax
Current tax is calculated as the expected tax payable or receivable on the taxable income or loss for the financial period, using tax rates enacted or substantively enacted at the reporting date, with any adjustments to tax payable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income tax, if any.
(ii). Deferred tax
Deferred tax is recognised in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognised for:
•temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss; and
•temporary differences related to investments in subsidiaries, associates and jointly controlled entities to the extent that the Group is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future.
The measurement of deferred tax reflects the tax consequences that follow the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities. For investment and development property that is measured at fair value, the presumption that the carrying amount of investment and development property will be recovered through sale is not expected to be rebutted.
Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, using tax rates enacted or substantively enacted at the reporting date.
Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but the Group intends to settle current tax liabilities and assets on a net basis or the Group’s tax assets and liabilities are realised simultaneously.
A deferred tax asset is recognised for unused tax losses, tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be utilised. Deferred tax assets are reviewed at each reporting date and reduced to the extent that it is no longer expected to be probable that the related tax benefit will be realised.

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I. Dividends
Dividends are recognised as a liability in the period in which they become obligations of the Company.
J. Investment and development property
Property held for long-term rental yields or for capital appreciation or both, and that is not occupied by the Group, is classified as investment property and recorded at fair value. Investment property also includes property that is being constructed or developed for future use as investment property (see Note 5A).
Investment property is recognised when it has been acquired and future economic benefits are expected to be derived from its ownership. Investment property is measured initially at its cost, including related transaction costs and subsequently measured at fair value with any change recognised in profit or loss.
Investment property is derecognised when it has been disposed of or permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset would result in either gains or losses at the retirement or disposal of the investment property. Any gains or losses are recognised in the income statement in the year of retirement or disposal. Any gain or loss on disposal of an investment property (calculated as the difference between the proceeds from disposal, net of selling costs, and the carrying amount of the item) is recognised in profit or loss.
Properties that are currently being developed or that are to be developed in the near future are held as development properties. These properties are initially valued at cost. Any direct expenditure on development properties is capitalised and the properties are then valued by external valuers at their respective fair value at each reporting date.
A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.
Valuations reflect, when appropriate, the type of tenants actually in occupation or responsible for meeting lease commitments or likely to be in occupation after letting vacant accommodation, the allocation of maintenance and insurance responsibilities between the Group and the lessee, and the expected remaining economic life of the property. When rent reviews or lease renewals are pending with anticipated reversionary increases, it is assumed that all notices, and when appropriate counter-notices, have been served validly and within the appropriate time.
K. Property, plant and equipment
Land and buildings are initially measured at cost plus any costs that are directly attributable to acquiring, and thereafter they are measured at fair value (see Note 5C).
Revaluation gains are credited to other comprehensive income and accumulated in equity within a revaluation reserve unless representing the reversal of an impairment of the same asset previously recognised in profit or loss, in which case the reversal is recognised in profit or loss. A decrease arising as a result of a revaluation is recognised as an expense to the extent that it exceeds any amount previously credited to the revaluation surplus relating to the same asset. Any gain recognised in OCI is not re-classified into the profit or loss upon disposal of the associated asset.
Other items of property, plant and equipment are stated at cost less depreciation and any impairment. Depreciation and any impairment losses are recognised in profit or loss. Repairs and maintenance costs are expensed as incurred. Any gain or loss on disposal of an item of property, plant and equipment is recognised in profit or loss.
All property, plant and equipment (excluding land, which is not depreciated) are depreciated to residual value over their estimated useful lives, namely:
•Buildings        40 years
•Fixtures, fittings and equipment         5 – 10 years
All depreciation is charged on a straight-line basis.
L. Expenses
Expenses are recognised in the profit or loss in the period in which they are incurred on an accruals basis.
M. Inventories
Inventories are measured at the lower of cost and net realisable value. The cost of inventories is based on a first-in, first-out basis.

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N. Assets held-for-sale
Non-current assets, or disposal groups comprising assets and liabilities, are classified as held-for-sale if it is highly probable that they will be recovered primarily through sale rather than through continuing use.
Such assets, or disposal groups, are generally measured at the lower of their carrying amount and fair value less costs to sell. Any impairment loss on a disposal group is allocated first to goodwill, and then to the remaining assets and liabilities on a pro rata basis, except that no loss is allocated to inventories, financial assets, deferred tax assets, employee benefit assets or investment property, which continue to be measured in accordance with the Group’s other accounting policies. Impairment losses on initial classification as held-for-sale or held-for-distribution and subsequent gains and losses on re-measurement are recognised in the profit or loss.
Once classified as held-for-sale, intangible assets and property, plant and equipment are no longer amortised or depreciated.
O. Borrowings
All borrowings are initially recognised at fair value less directly attributable transaction costs. After initial recognition, borrowings are subsequently measured at amortised cost using the effective interest method (see Note 5D).
P. Financial instruments
(i). Non-derivative financial assets
The Group initially recognises loans secured by real estate on the date that they are purchased. All other financial assets are recognised initially on the trade date, which is the date that the Group becomes a party to the contractual provisions of the instrument.
The Group derecognises a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in such transferred financial assets that is created or retained by the Group is recognised as a separate asset or liability.
The Group classifies its cash and cash equivalents and rent and other receivables as loans and receivables which are measured at amortised cost, with loans secured by real estate being designated at fair value through the profit or loss.
At 31 December 2020 the Group had the following non-derivative financial assets:
(a). Cash and cash equivalents
Cash and cash equivalents comprise cash balances and call deposits with maturities of three months or less from the acquisition date that are subject to an insignificant risk of changes in their fair value, and are used by the Group in the management of its short-term commitments. These assets are initially measured at fair value less initial direct costs and subsequently at amortised cost.
(b). Rent and other receivables
Rent and other receivables are initially recognised at fair value less initial direct costs, which is usually the original invoiced amount and subsequently carried at amortised cost using the effective interest method less provision made for impairment, if applicable.
Loss allowances for rent and other receivables are always measured at an amount equal to the lifetime expected credit loss.
(c). Loans secured by real estate
Loans secured by real estate have been designated to be measured at fair value through profit or loss as the assets are managed, evaluated and reported internally on a fair value basis.
Any related initial direct costs relating to these loans are charged immediately as an expense through profit or loss.
Interest income is accreted to profit or loss separately using the effective interest rate method (see policy D(ii)).
(ii). Non-derivative financial liabilities
All non-derivative financial liabilities are recognised initially at the date that the Group becomes a party to the contractual provisions of the instrument and are measured initially at fair value less initial direct costs and subsequently measured at amortised cost. The Group derecognises a financial liability when its contractual obligations are discharged, cancelled or expire.

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(iii). Derivative financial instruments and net investment hedge accounting
The Group uses a variety of derivative instruments to mitigate certain interest rate and foreign currency financial risks including interest rate caps, cross-currency swaps and foreign currency forward contracts and foreign currency zero premium options. The Group does not enter into derivative contracts for speculative purposes. Derivative instruments are used for hedging purposes to alter the risk profile of an existing underlying exposure of the Group in line with its risk management policies. All derivatives are recognised at fair value. The treatment of the change in fair value depends on whether the derivative is designated as a hedging instrument, the nature of the item being hedged and the effectiveness of the hedge (see Note 5E).
Derivative financial instruments are initially recognised at fair value on the date on which a derivative contract is entered into and are subsequently re-measured at fair value. Derivatives are carried as assets when the fair value is positive and as liabilities when the fair value is negative.
(a). Net investment hedges
The Group designates foreign currency forward contracts, zero-cost foreign currency options, interest rate cross-currency swaps and certain foreign currency denominated corporate debt as hedges of its net investment in foreign operations. At inception, the Group documents the relationship between the hedging instrument and the hedged items, its risk management objectives and the strategy for undertaking the transaction. The Group also documents its assessment of whether the hedging instrument is highly effective in offsetting changes in fair value or cash flows of hedged items, both at inception and future periods. Any gain or loss on the hedging instrument relating to the effective portion of the hedge is recognised in OCI. The gain or loss relating to the ineffective portion is recognised immediately in profit or loss within finance income or costs as appropriate. If the hedging instrument no longer meets the criteria for hedge accounting, expires or is sold, terminated or exercised, or if the foreign operation is sold then hedge accounting is discontinued prospectively and gains or losses accumulated in OCI are reclassified to profit or loss.
(b). Master netting or similar agreements
The derivatives do not meet the criteria for offsetting in the balance sheet. This is because the Group does not have any currently legally enforceable right to offset recognised amounts, because the right to offset is enforceable only on the occurrence of future events such as credit events.
Q. Share-based payments
The Group enters into equity-settled share-based payment arrangements in respect of services provided to it by KW Investment Management Ltd (the ‘Investment Manager’). The Company recognises an obligation where the method of settlement of the award is dependent on the achievement of a market-based performance condition which is outside of the control of the Company, and the award may be settled either through market purchase of shares or the issue of shares.
(i). Investment management fee
In relation to the Investment Manager’s management fee at grant date, the monetary value of the award it will receive is dependent on a non-market performance condition, being the European Public Real Estate Association Net Asset Value (“EPRA NAV”) at each quarter end.
The award is accounted for as an equity settled share based payment arrangement. The cost of the services received in respect of the shares is recognised in the profit or loss over the vesting period, with a corresponding credit to equity.
(ii). Performance fee
The performance fee arrangement is accounted for as an equity-settled share based payment arrangement. The grant date is 1 January and on that date, the Company estimates the grant date fair value of each equity instrument and the number of equity instruments for which the service and non-market performance conditions are expected to be satisfied, resulting in the initial estimate of the total share based payment cost which is expensed over the vesting period. Subsequent to the initial recognition and measurement, the estimate of the number of equity instruments for which the service and non-market performance conditions are expected to be satisfied is revised during the vesting period, that is, the period from 1 January to 31 December. The share based payment cost is based on the fair value of the number of equity instruments issued upon satisfaction of these conditions.
R. Stated capital
(i). Ordinary shares
Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of ordinary shares are recognised as a deduction from the stated capital account included in equity.

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S. Provisions
Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risk specific to the liability.
T. Right-of-use assets
The Group recognises right-of-use assets at the commencement date of the lease (i.e. the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement or lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognised, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Unless the Group is reasonably certain to obtain ownership of the leased asset at the end of the lease term, the recognised right-of-use assets are depreciated on a straight line basis over the shorter of its estimated useful life and the lease term.

U. Lease liabilities
At the commencement date of the lease, the Group recognises lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Group and payments of penalties for terminating a lease, if the lease term reflects the Group exercising the option to terminate. The variable lease payments that do not depend on an index or a rate are recognised as an expense in the period in which the event or condition that triggers the payment occurs.
In calculating the present value of the lease payments, the Group uses the incremental borrowing rate at the lease commencement date if the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the in-substance fixed lease payments or a change in the assessment to purchase the underlying asset.

4.New standards and interpretations not yet effective
A number of new standards, amendments to standards and interpretations are effective for future annual reporting periods of the Group, and have not been applied in preparing the financial statements. The upcoming standards are set out below and, save as outlined below, the Group is currently assessing their potential impact.
A. New/Revised International Financial Reporting Standards

Effective date[1]

Interest Rate Benchmark Reform - Phase 2 (Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16)	1 January 2021
Onerous Contracts - Cost of Fulfilling a Contract (Amendments to IAS 37)	1 January 2022
Property, Plant and Equipment: Proceeds before Intended Use (Amendments to IAS 16)	1 January 2022
Classification of Liabilities as Current or Non-current (Amendments to IAS 1)	1 January 2023

Footnotes:
1.    The effective dates are those applying to European Union endorsed IFRS if later than the International Accounting Standards Board effective dates and relate to periods beginning on or after those dates detailed above.

(i). Other standards
Several other amendments and interpretations apply for the first time in 2020, but do not have an impact on the financial statements of the Group.
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5.Determination of fair values
A number of the Group’s accounting policies and disclosures require the determination of fair values, for both financial and non-financial assets and liabilities. Fair value is defined in IFRS 13 Fair Value Measurement as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair values have been determined for measurement and/or disclosure purposes based on the methods described below. Where applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.
The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximising the use of relevant observable inputs and minimising the use of unobservable inputs significant to the fair value measurement as a whole:
•Level 1 — Quoted (unadjusted) market prices in active markets for identical assets or liabilities.
•Level 2 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable.
•Level 3 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.
For assets and liabilities that are recognised in the financial statements at fair value on a recurring basis, the Group determines whether transfers have occurred between levels in the hierarchy by re-assessing categorisation (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.
There were no transfers between Levels 1 and 2 during the period. There were no transfers between Levels 2 and 3 during the period.
There were no changes in valuation techniques during the period.
A. Investment and development property
The fair value of investment and development property was determined by external, independent property valuers, having appropriate recognised professional qualifications and recent experience in the location and category of the property being valued. Such a valuation takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use. Independent valuers assess the fair value of the Group’s investment and development property portfolio annually.
Further information about fair value assumptions applicable to investment and development property is set out in Note 11.
B. Loans secured by real estate
The fair value of loans secured by real estate was determined with reference to the underlying collateral value determined by external, independent property valuers, as outlined in Note 5A.
Further information about fair value assumptions applicable to loans secured by real estate is set out in Note 12.
C. Land and buildings
The fair value of these own-use assets was determined by external, independent valuers, having appropriate recognised professional qualifications and recent experience in the location and category of the asset being valued. Such a valuation takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use. Independent valuers assess the fair value of the Group’s land and buildings annually.
Further information about fair value assumptions applicable to land and buildings is set out in Note 13.
D. Borrowings
The valuation technique used in the disclosures for borrowings and other debt is a comparison of debt stock to the marginal cost of debt (from main funding markets) in addition to discounting using the zero coupon discount curve of the relevant currency.
Further information about borrowings is set out in Note 21.

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E. Derivative financial instruments
The fair value of forward foreign currency contracts is based on independent third party valuations.
Fair value is estimated by discounting the difference between the contractual forward price and the current forward price for the residual maturity of the contract using a risk-free interest rate (based on government bonds), adjusting for credit risk where appropriate.
The fair value of foreign currency options is based on independent third party valuations. Fair value is estimated using a variant of the Black-Scholes model tailored for currency derivatives. The net present value of expected future cash flows is calculated based on observable market foreign exchange volatility, foreign exchange rates and interest rates, adjusting for credit risk, where appropriate.
Further information about fair value assumptions applicable to derivative financial instruments is set out in Note 22.
F. Investments in equity-accounted investees
Notwithstanding the equity method being applied, the investee invests in investment and development property under development. Such underlying investments are valued as described in Note 5A.
6.Operating segments
A. Basis of segmentation
The Group is organised into three business segments, against which the Group reports its segmental information, being investment properties, loans secured by real estate and hotels. These segments are reported separately because they offer different products or services and are managed separately because they require different strategies.
Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision makers which is updated as required by the business, who has been identified as the board of directors of the Company (the ‘Board’).
Revenue has been determined to be a key performance indicator, as set out in the tables in this note. As such the Group is satisfied that sufficient disclosures have been made to comply with the requirements of IFRS 15.
The following summary describes the operations of each reportable segment:

Segment	Description
Investment property	Property used primarily for the purpose of generating rental income and comprising office, retail, leisure, industrial and residential real estate assets.
Loans secured by real estate	A loan that is in default or close to being in default, receivership or liquidation, where the borrower is typically not making full payments and the loan to value (‘LTV’) is greater than 100%.
Hotels	Ownership of the Shelbourne Hotel (Ireland).
There are varying levels of integration between the investment property and hotel segments. This integration consists primarily of shared asset management resources.
Corporate income and expenses, and assets and liabilities are items incurred centrally which are neither directly attributable nor reasonably allocable to individual segments.
The Group’s key measure of underlying performance of investment property is net operating income as this measure illustrates and emphasises those segments’ contribution to the reported profits of the Group and the input of those segments to earnings per share. By focusing the prime performance measurement on net operating income, other statistical data such as valuation movements are separately highlighted for analysis and attention.
The Group’s key measure of underlying performance of the loans secured by real estate segment is fair value gain as this measure illustrates and emphasises that segment’s contribution to the reported profits of the Group.
The Group’s key performance measure of underlying performance of the hotel sector is net operating income as this measure illustrates and emphasises that segment’s contribution to the reported profits of the Group.

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B. Information about reportable segments
I. Profit before tax for the year ended 31 December 2020

	Investment property	Loans secured by real estate	Hotels	Segment total	Corporate	Total
	£m	£m	£m	£m	£m	£m
Revenue
Rental income	121.1	-	-	121.1	-	121.1
Hotel revenue	-	-	10.7	10.7	-	10.7
Interest income from loans secured by real estate	-	0.1	-	0.1	-	0.1
	121.1	0.1	10.7	131.9	-	131.9
Property related expenses	(34.4)	-	-	(34.4)	-	(34.4)
Hotel cost of sales	-	-	(16.8)	(16.8)	-	(16.8)
Administrative costs	-	-	(0.9)	(0.9)	-	(0.9)
Net operating income	86.7	0.1	(7.3)	79.5	-	79.8
Net change in the fair value of investment and development property	(104.4)	-	-	(104.4)	-	(104.4)
Gain/(loss) on sale	0.9	(2.0)	-	(1.1)	-	(1.1)
Net change in the fair value of loans secured by real estate	-	0.3	-	0.3	-	0.3
	(16.8)	(1.6)	(7.3)	(25.7)	-	(25.4)
Overhead costs
Administrative expenses	(3.6)	-	-	(3.6)	(1.8)	(5.4)
Investment management fee	-	-	-	-	(9.9)	(9.9)
	(3.6)	-	-	(3.6)	(11.7)	(15.3)
Results from operating activities before financing income and costs	(20.4)	(1.6)	(7.3)	(29.3)	(11.4)	(40.7)
Interest income from cash and cash equivalents	-	-	-	-	3.5	3.5
Finance costs	(12.4)	-	(2.6)	(15.0)	(39.7)	(54.7)
	(12.4)	-	(2.6)	(15.0)	(36.2)	(51.2)
Segment (loss) before tax	(32.8)	(1.6)	(9.9)	(44.3)	(47.6)	(91.9)

        Page | 26

II. Profit before tax for the year ended 31 December 2019

	Investment property	Loans secured by real estate	Hotels	Segment total	Corporate	Total
	£m	£m	£m	£m	£m	£m
Revenue
Rental income	146.2	-	-	146.2	-	146.2
Hotel revenue	-	-	61.6	61.6	-	61.6
Interest income from loans secured by real estate	-	0.1	-	0.1	-	0.1
	146.2	0.1	61.6	207.9	-	207.9
Property related expenses	(42.2)	-	-	(42.2)	-	(42.2)
Hotel cost of sales	-	-	(49.8)	(49.8)	-	(49.8)
Administrative costs	-	-	(7.0)	(7.0)	-	(7.0)
Net operating income	104.0	0.1	4.8	108.9	-	108.9
Net change in the fair value of investment and development property	(22.9)	-	-	(22.9)	-	(22.9)
Gain on sale	(0.7)	-	10.0	9.3	-	9.3
Net change in the fair value of loans secured by real estate	-	5.3	-	5.3	-	5.3
	80.4	5.4	14.8	100.6	-	100.6
Overhead costs
Administrative expenses	(4.8)	(0.1)	-	(4.9)	(1.7)	(6.6)
Investment management fee	-	-	-	-	(11.1)	(11.1)
	(4.8)	(0.1)	-	(4.9)	(12.8)	(17.7)
Results from operating activities before financing income and costs	75.6	5.3	14.8	95.7	(12.8)	82.9
Interest income from cash and cash equivalents	-	-	-	-	0.1	0.1
Finance costs	(17.6)	-	(2.6)	(20.2)	(35.5)	(55.7)
	(17.6)	-	(2.6)	(20.2)	(35.4)	(55.6)
Segment profit/(loss) before tax	58.0	5.3	12.2	75.5	(48.2)	27.3

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III. Assets/(liabilities) at 31 December 2020

	Investment property	Loans secured by real estate	Hotels	Segment total	Corporate	Total
	£m1	£m	£m	£m	£m2,3	£m
Assets
Current assets	155.5	-	11.3	166.8	523.0	689.8
Total segment assets	1,776.6	8.5	177.6	1,962.7	523.1	2,485.8
Liabilities
Total segment liabilities	(593.1)	-	(73.7)	666.8	(882.0)	(1,548.8)
IV. Assets/(liabilities) at 31 December 2019

	Investment property	Loans secured by real estate	Hotels	Segment total	Corporate	Total
	£m1	£m	£m	£m	£m2	£m
Assets
Current assets	308.7	-	15.6	324.3	128.3	452.6
Total segment assets	2,242.5	34.8	201.8	2,479.1	191.6	2,670.7
Liabilities
Total segment liabilities	(585.8)	-	(70.3)	(656.1)	(963.2)	(1,619.3)
Footnotes:
1.Investment property under development, as identified in Note 11A(ii) is allocated into a segment based on the current expected future use.
2.Within current assets the ‘Corporate’ category comprises primarily cash and cash equivalents and within total segment assets, the ‘Corporate’ category comprises primarily cash and cash equivalents and derivative financial assets. Within total segment liabilities the ‘Corporate’ category comprises primarily the unsecured borrowings and derivative financial liabilities. Intra-group loans, which eliminate on consolidation, have been removed from the calculation of segment assets and liabilities.
3.Within total segment assets the ‘Corporate’ category also includes investments in equity-accounted investees, in addition to the items described in footnote 2 above with respect to the ‘Corporate’ category within current assets.

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C. Geographic information
Consistent with the prior year, the investment property segment includes assets located in the United Kingdom, Ireland, Italy and Spain. Assets located in Italy and Spain are grouped together and reported as “Rest of Europe”.
The geographic information below analyses the Group’s segment revenues, current assets and non-current assets, and total liabilities, by geography. In presenting the following information, segment revenue, current assets and non-current assets, and total liabilities were based on the geographic location of the relevant asset.
I. Revenue

	Year ended 31 December 2020	Year ended 31 December 2019
	£m	£m
United Kingdom
Rental income	70.9	85.1
Hotel revenue	-	16.3
Interest income on loans secured by real estate	-	-
Gain / (loss) on sale of investment property, property plant and equipment, and loan collateral	1.1	(8.4)
Net change in fair value of investment and development property	(63.7)	(19.2)
Net change in fair value of loans secured by real estate	-	-
	8.3	73.8
Ireland
Rental income	34.8	41.3
Hotel revenue	10.7	45.3
Interest income on loans secured by real estate	0.1	0.1
(Loss) / gain on sale of investment property, property, plant and equipment, and loan collateral	(2.0)	13.9
Net change in fair value of investment and development property	(25.8)	(1.8)
Net change in fair value of loans secured by real estate	0.3	5.3
	18.1	104.1
Rest of Europe
Rental income	15.4	19.8
Gain on sale of investment property, property, plant and equipment, and loan collateral	(0.2)	3.8
Net change in fair value of investment and development property	(14.9)	(1.9)
	0.3	21.7
Total
Rental income	121.1	146.2
Hotel revenue	10.7	61.6
Interest income from loans secured by real estate	0.1	0.1
Gain on sale of investment property, property, plant and equipment and loan collateral	(1.1)	9.3
Net change in fair value of investment and development property	(104.4)	(22.9)
Net change in fair value of loans secured by real estate	0.3	5.3
	26.7	199.6

        Page | 29

II. Current assets

	31 December 2020	31 December 2019
	£m	£m
United Kingdom	87.5	237.8
Ireland	79.7	46.5
Rest of Europe	(0.4)	40.8
	166.8	325.1
Corporate[1]	523.0	127.5
	689.8	452.6
III. Non-current assets

	31 December 2020	31 December 2019
	£m	£m
United Kingdom	816.4	1,053.1
Ireland	731.5	911.1
Rest of Europe	248.0	253.9
	1,795.9	2,218.1
Corporate[1]	0.1	-
	1,796.0	2,218.1
IV. Total liabilities

	31 December 2020	31 December 2019
	£m	£m
United Kingdom	301.0	311.1
Ireland	304.9	273.8
Rest of Europe	60.9	43.1
	666.8	628.0
Corporate[1]	882.0	991.3
	1,548.8	1,619.3
Footnote:
1.Within current and non-current assets, the ‘Corporate’ category comprises primarily cash and cash equivalents and derivative financial assets. Within total liabilities the ‘Corporate’ category comprises primarily the unsecured borrowings and derivative financial liabilities.

        Page | 30

7.Gain on sale
The accounting policy applicable to gain on sale is set out in Note 3J.

	Year ended 31 December 2020	Year ended 31 December 2019
	£m	£m
Gain on sale of investment and development property
Gross proceeds on disposal	503.1	364.3
Selling costs	(6.0)	(3.4)
Net proceeds on disposal	497.1	360.9
Carrying value	(496.2)	(361.6)
Gain/(loss) on disposal	0.9	(0.7)

Gain on sale of property, plant and equipment
Gross proceeds on disposal	-	90.5
Selling costs	-	(1.0)
Net proceeds on disposal	-	89.5
Carrying value	-	(79.5)
Gain on disposal	-	10.0
	-	9.3

8.Finance income
The accounting policies applicable to finance income are set out in Note 3D(ii) and Note 3F.

	Year ended 31 December 2020	Year ended 31 December 2019
	£m	£m

Interest income from loans secured by real estate	0.1	0.1
Interest income from loans with related parties	3.5	-
Interest income from cash and cash equivalents	-	0.1
	3.6	0.2

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9.Finance costs
The accounting policies applicable to finance costs are set out in Note 3G and Note 3P(iii).

	Year ended 31 December 2020	Year ended 31 December 2019
	£m	£m

Interest on secured borrowings	13.9	17.6
Early settlement penalty	3.2	-
Interest on €550.0 million 3.25% 10 year unsecured note	15.9	15.8
Interest on £369.8 million / £500.0 3.95% 7 year unsecured bond	17.7	19.0
	50.7	52.4
Interest on lease liabilities	-	0.2
Amortisation of loan arrangement fees	1.0	2.7
Bond discount amortisation, net of amortisation of bond premia	1.2	0.4
Fair value movement on derivative financial instruments	-	0.2
Foreign currency loss/(gain)	1.7	(0.3)
Bank fees and other costs	0.1	0.1
	4.0	3.3
	54.7	55.7

        Page | 32

10.Taxation
The accounting policy applicable to taxation is set out in Note 3H.
A. Company
The Company is tax resident in Jersey. Jersey has a corporate tax rate of zero under schedule D of the Income Tax (Jersey) Law 1961 as amended, so the Company is not subject to tax in Jersey on its income or gains and is not subject to United Kingdom or other jurisdiction corporation tax on any dividend or interest income it receives. No charge to Jersey taxation will arise on capital gains.
B. Group
The Directors conduct the affairs of the Group such that the management and control of the Group is exercised in Jersey and that, except as noted below, the Group does not carry on a trade in the United Kingdom or any other jurisdiction.
The Group is liable to foreign tax on activities in its overseas subsidiaries. Outside of Jersey, the Group has subsidiaries and funds in Luxembourg, Ireland, Italy, Spain, the United Kingdom and the United States of America and investment and development property located in the United Kingdom, Ireland, Italy and Spain.
Taxation is currently calculated at a weighted average rate applicable to the relevant Group undertakings of 19.5% (year ended 31 December 2019: 21%).
(i) United Kingdom
The Group is subject to United Kingdom income tax at 20% on rental income arising on the investment properties, after deduction of allowable debt financing and allowable expenses. The treatment of such costs and expenses is estimated in the overall tax liability for the Group and requires judgement and assumptions regarding their deductibility. The directors have considered comparable market evidence and practice in determining the extent to which such items are allowable. This income tax regime ceased to apply on 5 April 2020. With effect from 6 April 2020 companies which own real estate located in the United Kingdom are subject to UK corporation tax at a rate of 19%.
In addition, with effect from 6 April 2020, investment properties located in the United Kingdom and which are owned by foreign entities are subject to the capital gains tax regime applicable in the United Kingdom. Such capital gains are taxed at a rate of 19%.
The Group’s investment in KW Pioneer Point UK OpCo Limited (Sold in January 2020), a company domiciled in the United Kingdom and which owns the operations of Pioneer Point is subject to United Kingdom corporate tax at a rate of 19%.
(ii) Ireland
The Group’s investment and development properties located in Ireland were held through three Irish Qualifying Investor Alternative Investment Funds. During the year these funds were exempt from any direct Irish taxation on income and gains. Distributions of retained profits which are made by such Qualifying Investor Alternative Investment Funds are subject to withholding tax, applied at a rate of 20%.
The Group’s investment in KW Shelbourne Ops Ltd which is domiciled in Ireland and which owns the operations of the Shelbourne Hotel is subject to Irish corporate tax at a rate of 12.5%.
(iii) Other
Luxembourg has a corporate tax rate of 24.94% (2019: 24.94%) on worldwide income including capital gains. However, the Group’s future tax liability is expected to be mitigated by the Luxembourg participation exemption and debt financing.
The Group’s investment property located in Italy is held through a closed-end real estate alternative investment fund named Olimpia Investment Fund, wholly-owned by the Company and managed by Savills Investment Management Sgr Spa. Olimpia Investment Fund is exempt from Italian tax on income and gains.
The Group is subject to corporate income tax at 25% on taxable profits generated within its Spanish subsidiaries.

        Page | 33

C. Amounts recognised in the profit or loss

	Year ended 31 December 2020	Year ended 31 December 2019
	£m	£m
Current tax expense
Current year	8.4	7.3
Change in estimates related to prior years	0.2	-
	8.6	7.3
Deferred taxes
Tax effect of losses not previously recognised	0.8	0.4
Tax effect of previously unrecognised deductible temporary differences	(1.3)	(1.6)
	(0.5)	(1.2)
Tax expense on continuing operations	8.1	6.1

D. Reconciliation of effective tax rate
The charge for the year can be reconciled to the Consolidated income statement as follows:

	Year ended 31 December 2020	Year ended 31 December 2019
	£m	£m
Tax expense reconciliation
(Loss) / profit before tax for the year	(97.8)	23.4
Income tax charge using weighted average applicable tax rate of 19.5% (2019: 21%)	(19.1)	4.9
Non-taxable income	(1.3)	(5.6)
Non-taxable net fair value losses/(gains)	15.0	4.6
Current year losses for which no deferred tax is recognised	2.5	2.9
Tax effect of losses not previously recognised	0.8	0.4
Tax effect of previously unrecognised deductible temporary differences	(1.3)	(1.6)
Loss relief from group companies	(1.3)	-
Expenses disallowed	12.6	1.5
Other adjustments	-	(1.0)
Changes in estimates related to prior years	0.2	-
Tax charge	8.1	6.1

Analysed as arising from:
Investment and development property and operations located in the United Kingdom	5.7	2.8
Investment and development property located in Spain	0.9	0.4
Investment and development property and operations located in Ireland	1.4	2.8
Luxembourg corporate taxes	0.1	0.1
	8.1	6.1

        Page | 34

E. Movement in deferred tax balances

	Year ended 31 December 2020	Year ended 31 December 2019
	£m	£m

Deferred tax asset	5.2	5.7
Deferred tax liability	(2.9)	(4.0)
	2.3	1.7
Analysed as arising from:
Investment property
Opening balance	(0.7)	(2.1)
Origination and reversal of temporary differences	1.3	1.6
Acquired through a business combination	-	-
Disposed through a business sale	-	(0.2)
Closing balance	0.6	(0.7)
Tax losses
Opening balance	2.4	2.8
Origination and reversal of temporary differences	(0.8)	(0.4)
Effects of translation to presentation currency	0.1	-
Closing balance	1.7	2.4
	2.3	1.7

F. Unrecognised deferred tax asset
Deferred tax assets have not been recognised in respect of the following items, because it is not probable that future taxable profits will be available against which the Group can use the benefits therefrom. The Group is only able to utilise the losses to offset taxable profits in certain discrete business streams.

	Year ended 31 December 2020	Year ended 31 December 2019
	£m	£m

Tax losses brought forward	17.5	14.0
	17.5	14.0
Brought forward tax losses total £75.6 million (December 2019: £61.9 million). The directors have established that it is uncertain whether future taxable profits would be available against which these amounts can be utilised, and therefore these amounts have been included in the balance of unrecognised deferred tax assets above.

        Page | 35

11.Investment and development property
The accounting policies applicable to investment and development property are set out in Note 3J and the fair value disclosures contained in Note 5A, and the accounting policies applicable to assets held-for-sale are set out in Note 3N.

	31 December 2020	31 December 2019
	£m	£m
Investment property
Opening balance	1,766.2	2,246.7
Disposal of investment property	(352.5)	(343.0)
Improvements to investment property	38.2	49.4
Transfer from(to) investment property under development	-	23.3
Transfer to assets held-for-sale (Note 14)	(4.4)	(155.0)
Transfer from assets held-for-sale (Note 14)	12.5	25.2
Net change in fair value	(96.0)	(22.8)
Effects of translation to presentation currency	42.9	(57.6)
Closing balance	1,406.9	1,766.2

	31 December 2020	31 December 2019
	£m	£m
Investment property under development
Opening balance	90.3	109.9
Development expenditure	14.3	8.8
Transfer from/(to) investment property	-	(23.3)
Net change in fair value	(8.4)	(0.1)
Effects of translation to presentation currency	5.3	(5.0)
Closing balance	101.5	90.3

Disclosed as:
Carrying value of investment and development property	1,508.4	1,856.5
Assets held-for-sale (Note 14)	34.7	156.2
Adjustment in respect of straight line rent (Note 17)[1]	20.1	17.2
Fair value of investment and development property	1,563.2	2,029.9
Footnote:
1.Included as a component of the “Rent and other receivables” balance in the Consolidated balance sheet.
The cost of a property acquired as held for sale, inclusive of acquisition costs, is £30.3 million (year ended 31 December 2019: £Nil), bringing total assets held-for-sale to £34.7million (2019: 156.2 million). The total expenditure incurred to acquire investment properties under development during the year is £Nil (year ended 31 December 2019: £Nil).
Acquisition costs which comprise primarily stamp duty, legal services and other directly attributable costs arising from the transactions, amounted to £2.2 million (year ended 31 December 2019: £Nil).
The net fair value loss of £104.4 million (December 2019: net fair value loss £22.9 million) has been recognised in the Consolidated income statement. It solely relates to Investment and development property.
In December 2020, the Group disposed of certain assets to a new joint venture. During 2019 the Group sold a 20% interest in each of KW Investment Fund ICAV sub fund II and sub fund III. Refer to note 15, 27C and note 30D and 30E for further details.

        Page | 36

At 31 December 2020, the Group was contractually committed to £19.9 million (December 2019: £10.1 million) of future expenditure for the purchase, construction, development and enhancement of investment and development property.
A. Valuation process
The Group utilises the staff of the Investment Manager and certain of its affiliates (the ‘Investment Manager Group’) who hold relevant internationally recognised professional qualifications and are experienced in valuing the types of properties in the applicable locations.
The valuations are based on:
–Information provided by the Investment Manager Group including rents, lease terms, revenue and capital expenditure. Such information is derived from the Investment Manager Group’s financial and property systems and is subject to the Group’s overall control environment.
–Valuation models used by the external valuers, including market related assumptions based on their professional judgement and market observation.
The Investment Manager reviews the valuations arrived at by the external valuers. This review includes a discussion with the Board and separately with the external valuers on the assumptions used, the process and methodology undertaken and a review of the data considered by the external valuers. The Board determines the Group’s valuation policies and procedures for property valuation.
The Board decides which external valuer to appoint to be responsible for the external valuations of the Group’s properties. Selection criteria include market knowledge, reputation, independence and whether professional standards are maintained. The Board decides after discussions with the Group’s external valuers and the Investment Manager:
–Whether a property’s fair value can be reliably determined;
–Which valuation method should be applied for each property;
–The assumptions made for unobservable inputs used in the valuation method for investment property (the major unobservable inputs are estimated rent per square foot/square metre/unit, estimated rental value and equivalent yield); and
–The assumptions made for unobservable inputs used in the valuation method for investment property under development (the major unobservable inputs are, as appropriate to each development asset, build cost per square foot/square metre, net initial yield, sales value per square foot/square metre and price per acre).
The fair value of the Group’s investment and development property at 31 December 2020 has been arrived at on the basis of a valuation carried out at that date by our external valuers. The valuations performed by the external valuers, conform to IFRS 13 Fair Value Measurement, the Valuation Standards of the Royal Institution of Chartered Surveyors Professional Standards 2014 (the ‘RICS Red Book’) and with the International Valuation Board’s International Valuation Standards, and were arrived at by reference to market comparables for similar properties. The external valuers submit and present summary reports to the Group’s Board. The external valuers are independent and external to the Group and the Investment Manager.
The 31 December 2020 external valuation of certain retail and office assets, representing 9% of total assets, contained a ‘material valuation uncertainty’ clause due to reduced transactional evidence and market yields caused by the Covid-19 pandemic. This clause does not invalidate the valuation but implies that there is more uncertainty than under normal market conditions. Accordingly the valuer cannot attach as much weight as usual to previous market evidence for comparison purposes and there is an increased risk that the price realised in an actual transaction would differ from the valuation conclusion. As part of the valuation process, the valuers considered the impact of Covid-19 on input assumptions such as ERV and yield across each of the assets in the portfolio.
Valuations are performed annually at 31 December and are performed consistently across all properties in the Group’s portfolio. A valuation is normally conducted regardless of the date of acquisition. This includes a physical inspection of all properties, at least once a year. In line with IFRS 13 all investment properties are valued on the basis of their highest and best use. When considering the highest and best use a valuer will consider, on a property by property basis, its actual and potential uses which are physically, legally and financially viable. Where the highest and best use differs from the existing use, the valuer will consider the cost and likelihood of achieving and implementing this change in arriving at its valuation.
The Group considers that all of its investment and development property falls within Level 3 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5A).

        Page | 37

The valuations have been prepared on the basis of Market Value which is defined in the RICS Valuation Standards as:
“The estimated amount for which a property should exchange on the date of valuation between a willing buyer and a willing seller in an arm’s length transaction after proper marketing wherein the parties had acted knowledgeably, prudently and without compulsion.”
Market Value as defined in the RICS Valuation Standards is the equivalent of fair value under IFRS.
(i). Investment property
To determine the value of investment property, the income approach is used. This involves applying market derived capitalisation yields to current and market derived future income streams with appropriate adjustments for income voids arising from vacancies, or rent-free periods. These capitalisation yields and future income streams are derived from comparable property and leasing transactions and are considered to be key inputs in the valuation. Other factors that are taken into account include the tenure of the property, tenancy details, planning, building and environmental factors that might affect the property. The comparison method is used for residential properties whereby the fair value is calculated using data from recent market transactions.
The following tables set out the valuation techniques and the key unobservable inputs used in the valuation of the Group’s investment property.
I. 31 December 2020

Asset class	Fair value at 31 December 2020 £m1,2			Range
		Valuation technique	Input	Low	High	Weighted average
United Kingdom – Commercial	854.7	Yield capitalisation	Annual rent per sq ft3 (£)	4.5	163.00	9.18
			ERV[4] per sq ft (£)	4.5	163.00	14.73
			Equivalent yield %	3.75	15.00	6.29
Ireland – Commercial	413.4	Yield capitalisation	Annual rent per sq ft (€)	4.69	255.81	36.78
			ERV per sq ft (€)	4.70	255.83	35.55
			Equivalent yield %	4.00	10.00	5.63
Rest of Europe	193.6	Yield capitalisation	Annual rent per sq m5 (€)	30.15	1043.00	97.95
			ERV per sqm (€)	30.55	1080.00	106.13
			Equivalent yield %	5.50	9.00	7.12
Total	1,461.7
Footnotes:
1.Includes adjustment in respect of straight line leases, which is recognised in the “Rent and other receivables” component of the Consolidated balance sheet (Note 17).
2.Includes assets held-for-sale (Note 14).
3.Square feet.
4.Estimated rental value.
5.Square metres.

        Page | 38

II. 31 December 2019

Asset class	Fair value at 31 December 2019 £m1,2			Range
		Valuation technique	Input	Low	High	Weighted average
United Kingdom – Commercial	1,112.9	Yield capitalisation	Annual rent per sq ft3 (£)	1.28	233.48	9.18
			ERV[4] per sq ft (£)	1.34	190.0	14.73
			Equivalent yield %	3.7	12.3	6.3
United Kingdom – Residential	97.0	Yield capitalisation	ERV per unit (£)	14,188.00	17,839.00	30,000.00
			Equivalent yield %	3.9	3.9	3.9
Ireland – Commercial	536.6	Yield capitalisation	Annual rent per sq ft (€)	7.84	255.81	32.84
			ERV per sq ft (€)	10.00	255.83	38.29
			Equivalent yield %	4.2	7.0	5.1
Rest of Europe	193.1	Yield capitalisation	Annual rent per sq m5 (€)	30.15	1,042.00	193.16
			ERV per sqm (€)	30.55	1,080.00	251.88
			Equivalent yield %	5.3	9.2	8.1
Total	1,939.6
Footnotes:
1.Includes adjustment in respect of straight line leases, which is recognised in the “Rent and other receivables” component of the Consolidated balance sheet (Note 17).
2.Includes assets held-for-sale (Note 14).
3.Square feet.
4.Estimated rental value.
5.Square metres.

        Page | 39

(ii). Investment property under development
Investment property under development in Ireland is valued using the Investment method, with deduction for costs necessary to complete the development. Investment property under development in the Rest of Europe is valued using the residual method which is the investment method, with a deduction for costs necessary to complete the development together with an allowance for the remaining risk.
Development land has been valued using the comparison method, arriving at a price per acre.
I. 31 December 2020

Asset class	Fair value at 31 December 2020 £m1			Range
		Valuation technique	Input	Low	High	Weighted average
Ireland
Investment property under development	27.8	Investment	Build cost per sq ft2 (€)	638.00	638.00	638.00
			ERV per sq ft (€)	53.35	53.35	53.35
			Equivalent yield %	4.15	4.15	4.15
Development land	18.1	Comparison	Price per acre (€’000)	1,111.00	8,871.00	6,596.00

Rest of Europe
Investment property under development	55.6	Residual	Build cost per sq m3 (€)	1,664	1,664	1,664
			Net initial yield %	3.8	3.8	3.8
Total	101.50

II. 31 December 2019

Asset class	Fair value at 31 December 2019 £m1			Range
		Valuation technique	Input	Low	High	Weighted average
Ireland
Investment property under development	18.6	Residual	Build cost per sq ft (€)	638.00	638.00	638.00
			ERV per sq ft (€)	55.60	55.60	55.60
			Equivalent yield %	4.3	4.3	4.3
Development land	14.1	Comparison	Price per acre (€’000)	1,111.00	7,195.00	5,244.00

Rest of Europe
Investment property under development	57.6	Residual	Build cost per sq m (€)	954.00	954.00	954.00
			Net initial yield %	3.8	3.8	3.8
Total	90.3
Footnotes:
1.Includes assets held-for-sale (Note 14).
2.Square feet.
3.Square metres.

        Page | 40

B. Sensitivity of measurement to variance of significant unobservable inputs
There are inter-relationships between all these unobservable inputs as they are determined by market conditions. The existence of an increase in more than one unobservable input would be to magnify the impact on the valuation. The impact on the valuation will be mitigated by the inter-relationship of two unobservable inputs moving in directions which have an opposite impact on value for example an increase in rent may be offset by an increase in yield, resulting in no net impact on the valuation. However if the inputs move in opposite directions (for example ERV increases and equivalent yield decreases), valuation movements can be amplified whereas if they move in the same direction, they may offset reducing the overall net valuation movement.
(i). Investment property
Rents and ERVs have a direct relationship to fair value, while equivalent yield has an inverse relationship.
The following table shows the impact on the fair value of investment property by applying a sensitivity to significant unobservable inputs.
I. 31 December 2020

	Fair value at 31 December 2020[1,2]	Impact on valuations of a 5% change in ERV		Impact on valuations of a 25 bps change in equivalent yield

		Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m
United Kingdom	854.5	31.4	(30.1)	(34.6)	37.5
Ireland	413.4	11.27	(11.2)	(14.2)	15.58
Rest of Europe	193.6	9.5	(9.5)	(6.5)	7.1
	1,461.7	47.37	(46.0)	55.1	(53.28)

II. 31 December 2019

	Fair value at 31 December 2019[1,2]	Impact on valuations of a 5% change in ERV		Impact on valuations of a 25 bps change in equivalent yield

		Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m
United Kingdom	1,209.9	49.8	(48.8)	(53.9)	59.1
Ireland	536.6	22.3	(22.2)	(25.4)	28.0
Rest of Europe	193.1	6.0	(5.9)	(6.6)	7.1
	1,939.6	78.1	(76.9)	(85.9)	94.2

Footnotes:
1.Includes adjustment in respect of straight line leases, which is recognised in the “Rent and other receivables” component of the Consolidated balance sheet.
2.Includes assets held-for-sale (Note 14).

        Page | 41

(ii). Investment property under development
An increase/decrease in costs to complete and the discount factor will decrease/increase valuations respectively.
The following table shows the impact on the fair value of investment property under development by applying a sensitivity to significant unobservable inputs used.
I. 31 December 2020

	Fair value at 31 December 2020[1]	Impact on valuation of a 5% change in build costs		Impact on valuations of a 5% change on ERV/sales value		Impact on valuations of a 25 bps change in net initial yield

		Increase	Decrease	Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m	£m	£m
Ireland
Investment property under development	27.8	(1.6)	1.6	2.2	(2.3)	(2.8)	3.1
Development land	18.1	-	-	-	-	-	-
Rest of Europe
Investment property under development	55.6	(0.3)	0.3	3.0	(3.0)	(3.8)	4.3
	101.5	(1.9)	1.9	5.2	(5.3)	(6.6)	7.4

II. 31 December 2019

	Fair value at 31 December 2019[1]	Impact on valuation of a 5% change in build costs		Impact on valuations of a 5% change on ERV/sales value		Impact on valuations of a 25 bps change in net initial yield

		Increase	Decrease	Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m	£m	£m
Ireland
Investment property under development	18.6	(1.2)	1.5	2.2	(2.2)	(2.6)	2.9
Development land	14.1	-	-	-	-	-	-
Rest of Europe
Investment property under development	57.6	(0.1)	0.2	3.1	(3.0)	(3.8)	4.5
	90.3	(1.3)	1.7	5.3	(5.2)	(6.4)	7.4

Footnote:
1.Includes assets held-for-sale (Note 14).

C. Fair value of collateral
At 31 December 2020 the Group had pledged investment properties with a fair value of £1,134.9 million. (December 2019: £954.6 million). See further details in Note 21E.

        Page | 42

12. Loans secured by real estate
The accounting policy applicable to loans secured by real estate is set out in Note 3P(i) and the fair value disclosures contained in Note 5B.

	31 December 2020	31 December 2019
	£m	£m

Opening balance	34.8	30.9
Additional lending	-	0.3
Disposals	(28.3)	-
Net fair value movement	0.3	5.3
Effects of translation to presentation currency	1.7	(1.7)
Closing balance	8.5	34.8
Loans secured by real estate are non-performing and were acquired at a discount to their nominal value reflecting their distressed state at the time of acquisition. At 31 December 2020, all of the loans are past due. None of the loans are expected to be repaid by recourse to the original borrower, although income from certain underlying collateral properties is being generated. These loans were the subject of a receivership process when acquired and thus all cash flows from the property is transferred to the Group. As a result of these factors, no disclosures are made in relation to maturity, age or interest rate risk.
The Board is responsible for determining the fair value of the loans secured by real estate annually at 31 December.
A. Valuation process
In assessing the fair value of the loans secured by real estate the Board have referenced valuations performed by the external valuers on the underlying collateral prepared in conformity with the RICS Red Book and with the International Valuation Board’s International Valuation Standards, as described in Note 11. At 31 December 2020, the value of the underlying collateral was £18.5 million (December 2019: £45.1 million).
The Group consider that all of its loans secured by real assets fall within Level 3 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5B).
During the year, interest income totalling £0.1 million (year ended 31 December 2019: £0.1 million) was recognised in the Consolidated income statement.
B. Sensitivity of measurement to variance of significant unobservable inputs
Yield has an inverse relationship to valuation. There are inter-relationships between the unobservable inputs as they are determined by market conditions. The existence of an increase in more than one unobservable input would be to magnify the impact on the valuation. The impact on the valuation will be mitigated by the inter-relationship of two unobservable inputs moving in directions which have an opposite impact on value. For example, cap rates, expected lease renewal dates, and/or expected disposal values, may be offset by an increase in yield, resulting in no net impact on the valuation.
The impact of sensitivity analysis on the loan portfolio has been determined by the Board to be immaterial.

        Page | 43

13. Property, plant and equipment
The accounting policy applicable to property, plant and equipment is set out in Note 3K and the fair value disclosures set out in Note 5C.
A. Reconciliation of carrying amount

	Land and buildings	Plant and equipment	Fixtures, fittings and equipment	Total
	£m	£m	£m	£m
Cost
Balance at 1 January 2019	254.7	10.1	7.4	272.2
Additions	6.3	-	1.8	8.1
Reclassification between categories	-	(4.7)	4.7	-
Disposal of a business	(77.5)	(5.2)	(8.3)	(91.0)
Revaluation of land and buildings	9.5	-	-	9.5
Effects of translation to presentation currency	(10.1)	(0.2)	(0.4)	(10.7)
Balance at 31 December 2019	182.9	-	5.2	188.1
Additions	-	-	0.9	0.9
Revaluation of land and buildings	(18.3)	-	-	(18.3)
Effects of translation to presentation currency	8.4	-	0.3	8.7
Balance at 31 December 2020	173.0	-	6.4	179.4

Accumulated depreciation
Balance at 1 January 2019	-	(1.7)	(6.9)	(8.6)
Charge for the year	(7.0)	-	(3.7)	(10.7)
Disposal	1.4	1.6	8.5	11.5
Revaluation of land and buildings	5.4	-	-	5.4
Effect of translation to presentation currency	0.2	0.1	0.3	0.6
Balance at 31 December 2019	-	-	(1.8)	(1.8)
Charge for the year	(5.9)	-	(1.1)	(7.0)
Disposal	-	-	-	-
Revaluation of land and buildings	5.9	-	-	5.9
Effects of translation to presentation currency	-	-	(0.1)	(0.1)
Balance at 31 December 2020	-	-	(3.0)	(3.0)

Carrying amounts
At 31 December 2019	182.9	-	3.4	186.3
At 31 December 2020	173.0	-	3.4	176.4

B. Valuation process
The Board determines the Group’s valuation policies and procedures for the valuation of property, plant and equipment. The Board decides which external valuer to appoint to be responsible for the external valuations of the Group’s property, plant and equipment, which represents its hotel assets. Selection criteria include market knowledge, reputation, independence and whether professional standards are maintained.
The Board decides after discussions with the Group’s external valuers and the Investment Manager:
•Whether a property’s fair value can be reliably determined;
•Which valuation method should be applied for each asset – at 31 December 2020, the discounted cash flow methodology was applied using the projected net earnings capitalised with a market capitalisation rate and discount rate; and
•The assumptions made for unobservable inputs used in the valuation method (the major unobservable inputs are estimated net operating income, occupancy, discount rate, exit yield and average daily rate (‘ADR’)).
        Page | 44

The Group considers that all of its property, plant and equipment falls within Level 3 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5C). The table below summarises the key unobservable inputs used in the valuation of the Group’s property, plant and equipment.
I. 31 December 2020

Asset class	Fair value at 31 December 2020 £m	Inputs[1]	Ireland

Ireland	176.4	Net operating income	€13.0m
		Occupancy %	89.0
		Discount rate %	5.6
		ADR	€315.00
Total	176.4
II. 31 December 2019

Asset class	Fair value at 31 December 2019 £m	Inputs[1]	Ireland

Ireland	186.3	Net operating income	€13.1m
		Occupancy %	87.8
		Discount rate %	5.5
		ADR	€319.15
Total	186.3

Footnote:
1.Inputs are presented in connection with a stabilised year.

There were no changes in valuation techniques during the year.

        Page | 45

C. Sensitivity of measurement to variance of significant unobservable inputs
There are inter-relationships between all these unobservable inputs as they are determined by market conditions. The existence of an increase in more than one unobservable input would be to magnify the impact on the valuation. The impact on the valuation will be mitigated by the inter-relationship of two unobservable inputs moving in directions which have an opposite impact on value. For example, an increase in hotel net operating income may be offset by an increase in exit yield, resulting in no net impact on the valuation. However, if the inputs move in opposite directions (for example ADR increases and exit yield decreases), valuation movements can be amplified whereas if they move in the same direction, they may offset reducing the overall net valuation movement.
I. 31 December 2020

	Fair value at 31 December 2020	Impact on valuations of a 10% change in estimated Hotel NOI		Impact on valuations of 10% change in occupancy		Impact on valuations of 100 bps change in discount rate		Impact of a 5% change in ADR

		Increase	Decrease	Increase	Decrease	Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m	£m	£m	£m	£m
Ireland	176.4	17.8	(17.4)	21.8	(32.0)	(27.5)	40.5	9.3	(19.6)

II. 31 December 2019

	Fair value at 31 December 2019	Impact on valuations of a 10% change in estimated Hotel NOI		Impact on valuations of 10% change in occupancy		Impact on valuations of 100 bps change in discount rate		Impact of a 5% change in ADR

		Increase	Decrease	Increase	Decrease	Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m	£m	£m	£m	£m
Ireland	186.3	19.0	(18.6)	29.6	(28.8)	(28.8)	41.5	16.1	(15.2)
	186.3	19.0	(18.6)	29.6	(28.8)	(28.8)	41.5	16.1	(15.2)

14. Assets held-for-sale
The accounting policy applicable to assets held-for-sale is set out in Note 3N. Details of the accounting policies applicable to investment and development property are set out in Note 3J, whilst fair value disclosures are set out in Note 5A, as well as Note 11.
The Group has classified 3 of its investment properties as held-for-sale in accordance with IFRS 5. The carrying value of such assets was £34.7 million at the balance sheet date (December 2019: £156.2 million).
During the year £143.7 of assets which were classified as held-for-sale at 31 December 2019 were sold. A further £12.5 million were taken off market post 31 December 2019. During the year, £4.4 million of assets were put on the market and classified as held-for-sale.
In December 2020, an asset was directly acquired as held-for-sale, for £30.3 million. There was no straight line rent balance recognised at 31 December 2020 in relation to the held-for-sale assets.

        Page | 46

15. Investment in equity-accounted investees
The accounting policy applicable to investment in equity-accounted investees is set out in Note 3A(iv).

	31 December 2020	31 December 2019
	£m	£m

Opening balance	128.3	66.4
Additions	15.6	82.2
Other increases	17.5	7.7
Equity redemption	(45.2)	-
Dividends paid	(23.2)	(19.5)
Net change in fair value	(7.3)	(4.1)
Effects of translation to presentation currency	6.4	(4.4)
	92.1	128.3
Further information on the valuation methodology is set out in Notes 3 and 5. There were no changes to valuation techniques during the year.
Additions during the year relate to the arrangements outlined in Note 11 and Note 27C.
Further details of equity-accounted investees are set out in Note 30.
16. Inventories
The accounting policy applicable to inventories is set out in Note 3M.

	31 December 2020	31 December 2019
	£m	£m
Current
Consumable stores	0.2	0.3
	0.2	0.3
The carrying value of inventories approximates their fair value.
17. Rent and other receivables
The accounting policy applicable to rent and other receivables is set out in Note 3P(i)(b).

	31 December 2020	31 December 2019
	£m	£m
Current
Rent and trade receivables	12.6	14.7
Prepayments and other receivables	6.6	9.5
Straight line rent	20.1	17.2
VAT receivable	3.5	1.1
Deposits paid	0.1	0.1
	42.9	42.6

The Group’s exposure to credit risks and impairment losses related to rent and other receivables is disclosed in Note 23C(iii).
A. Rent and trade receivables
The Group does not typically extend credit terms to its investment property tenants, instead requiring them to pay in advance. Consequently the Group is not exposed to a significant credit risk. Rent for investment property falls due on contractual quarter days. Rent and service charge receivables are non-interest bearing and are typically due within 30 days.
Rent on tenanted residential property falls due monthly and is also payable in advance.
        Page | 47

The Group’s exposure to credit risk in its hotel operations is influenced mainly by the individual characteristics of each customer. There is no concentration of credit risk or dependence on individual customers. Management of the hotels have credit policies in place and the exposure to credit risk is monitored on an ongoing basis.
At 31 December 2020 the maximum exposure to credit risk for rent and trade receivables was £18.5 million (December 2019: £16.9 million).
18. Cash and cash equivalents
The accounting policy applicable to cash and cash equivalents is set out in Note 3P(i)(a).

	31 December 2020	31 December 2019
	£m	£m
Current
Cash at bank and on hand	458.2	199.5
Short-term deposits	-	2.4
Cash and cash equivalents in the Consolidated balance sheet	458.2	201.9
Cash and cash equivalents in the Consolidated cash flow statement	458.2	201.9

The fair value of cash and cash equivalents approximates to its carrying value. There is no significant concentration of credit risk with respect to cash and cash equivalents, as the Group holds cash accounts with a number of major financial institutions where credit risk is not considered significant. The credit ratings of the financial institutions where the Group holds its balances are all investment grade according to Moodys’ ratings.
Cash at bank earns interest at floating rates based on daily bank deposit rates. Short-term deposits are made for varying periods of between one day and three months, depending on the immediate cash requirement of the Group and earn interest at the respective short-term deposit rates. The effective interest rate on short-term deposits was 0.151% at 31 December 2020 (December 2019: 0.151%). All deposits are immediately available.
19. Trade and other payables
The accounting policy applicable to trade and other payables is set out in Note 3P(ii).

	31 December 2020	31 December 2019
	£m	£m

Trade creditors and accruals	43.2	40.0
Corporate and income taxes	7.1	5.1
VAT payable	5.0	4.2
Security deposits	8.7	6.2
Other liabilities	1.4	1.7
	65.4	57.2

Current	57.0	50.8
Non-current	8.4	6.4
	65.4	57.2

Trade creditors and accruals primarily comprise amounts outstanding for trade purchases and ongoing costs. All amounts are interest-free.
Information about the Group’s exposure to currency risk is included in Note 23C(ii)(b) and the Group’s exposure to liquidity risk is included in Note 23C(iv).

        Page | 48

20. Deferred income
The accounting policy applicable to deferred income is set out in Note 3P(ii).

	31 December 2020	31 December 2019
	£m	£m
Current
Deferred income	19.8	22.2
	19.8	22.2
21. Borrowings
The accounting policies applicable to borrowings are set out in Note 3O, Note 3P(ii), Note 23 and the fair value disclosures set out in Note 5D.

	31 December 2020	31 December 2019
	£m	£m

Secured	573.6	540.0
Unsecured	862.4	965.6
	1,436.0	1,505.6
Unamortised borrowing costs, bonds discounts and bond premia	(6.2)	(7.2)
	1,429.8	1,498.4

Disclosed as:
Current	3.7	71.1
Non-current	1,426.1	1,427.3
	1,429.8	1,498.4

A. Reconciliation of carrying value
Movements in the Group’s borrowings are analysed in the following table.

	31 December 2020	31 December 2019
	£m	£m

Opening balance	1,498.4	1,766.7
Principal repayments on secured debt	(95.5)	(143.1)
Principal repayments on unsecured debt	(130.2)	-
Disposal of non-recourse debt	-	(100.5)
Assumption of debt on business acquisition	-	-
Draw down of new secured debt	113.8	25.0
Borrowing costs incurred	(0.8)	(0.4)
Extinguishment of debt	-	1.1
Amortisation of borrowing costs and bond discounts, net of accretion of premia from bond and note taps	2.2	3.0
Effects of translation to presentation currency	41.9	(53.4)
Closing balance	1,429.8	1,498.4

The tables above, together with the analysis set out in Notes 21B and 21C include unamortised borrowing costs which will be released to the Consolidated income statement over the period of the associated borrowing. The analysis set out in Notes 21D and 21G excludes the effect of deducting unamortised borrowing costs.
        Page | 49

B. Secured borrowings
I. Book value

	Draw down date[1]	Effective interest rate	Maturity	31 December 2020	31 December 2019
		%		£m	£m

£70.7 million mortgage borrowing	30 January 2015	2.90%	30 January 2020	-	70.7
£165.0 million mortgage borrowing	30 January 2015	2.91%	30 April 2023	137.1	161.7
£25.0 million mortgage borrowing	9 September 2019	1.855%	9 September 2025	24.7	24.6
€37.25 million mortgage borrowing[2]	22 January 2016	Euribor + 1.60%	29 December 2031	31.3	29.7
€70.38 million mortgage borrowing	4 December 2017	Euribor + 1.80%	4 December 2022	62.9	59.4
€87.0 million mortgage borrowing	4 December 2017	Euribor + 2.00%	4 December 2022	77.8	73.4
€68.52 million mortgage borrowing	4 December 2017	Euribor + 1.80%	4 December 2022	61.2	57.8
€72.0 million mortgage borrowing	26 June 2015	2.6%	25 June 2025	64.0	60.4
€30.0 million mortgage borrowing	11 February 2020	Euribor + 2.85%	11 February 2024	12.7	-
£12.5 million mortgage borrowing	20 October 2020	Libor + 3.00%	20 October 2023	12.4	-
€40 million mortgage borrowing	20 October 2020	Euribor + 3.00%	20 October 2023	35.8	-
£15.4 million mortgage borrowing	20 October 2020	Libor + 3.00%	20 October 2023	15.3	-
€40 million mortgage borrowing	20 October 2020	Euribor + 3.00%	20 October 2023	35.8	-

				571.0	537.7
Unamortised borrowing costs (included above)				2.6	2.3
				573.6	540.0
Footnotes:
1.Draw down date or date of acquisition, whichever is later.
2.Amortising loan.

Debt service is payable quarterly on all secured borrowings.

        Page | 50

C. Bonds and notes
I. Book value

	Issue date	Effective interest rate	Maturity	31 December 2020	31 December 2019
		%		£m	£m

£369.81 million 3.95%, 7 year unsecured bond	30 June 2015	3.82%	30 June 2022	369.3	498.8
€550.0 million 3.25%, 10 year unsecured note	12 November 2015	3.25%	12 November 2025	489.6	461.9
				858.9	960.7
Unamortised borrowing costs, discounts and premia				3.5	4.9
				862.4	965.6
Interest on the unsecured standalone bonds is payable annually on the anniversary of draw down. On 22 October 2020, the Group repurchased £130.19 million of a £500 million bond in accordance with the tender offer memorandum agreement.
D. Maturity profile of borrowings
The maturity profile of the Group’s borrowings is as follows:

	31 December 2020	31 December 2019
	£m	£m

Due within one year	3.7	71.0
Due between two and five years	1,410.7	862.5
Due between six and ten years	16.1	566.9
Due greater than ten years	5.5	5.2
Closing balance	1,436.0	1,505.6

E. Collateral
The borrowings set out in Note 21B are secured by fixed charges over certain investment and development property assets. The fair value of investment and development property over which security has been granted is £1,134.9 million (December 2019: £954.6 million).
The bonds are unsecured.
F. Valuation
The fair values of the Group’s mortgage debt have been estimated by calculating the present value of the future cash flows, using appropriate market discount rates and are deemed to be valued within Level 3 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5D).
The fair value of the Group’s bonds have been estimated with reference to the market value of these instruments at the balance sheet date and are deemed to be valued within Level 2 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5D).

        Page | 51

G. Interest rate profile of borrowings
I. 31 December 2020

	Total	Floating rate	Fixed rate	Weighted average interest rate	Weighted average period to maturity
	£m	£m	£m	%	Years

Gross borrowings in: Pound Sterling	559.8	27.9	531.9	3.47	1.78
Euro	876.2	319.1	557.1	2.89	4.19
	1,436.0	347.0	1,089.0	3.20	3.25
II. 31 December 2019

	Total	Floating rate	Fixed rate	Weighted average interest rate	Weighted average period to maturity
	£m	£m	£m	%	Years

Gross borrowings in: Pound Sterling	757.4	-	757.4	3.43	2.6
Euro	748.2	221.6	526.6	2.88	5.3
	1,505.6	221.6	1,284.0	3.16	3.9

The Group enters into derivative financial instruments to provide an economic hedge of its interest rate risk. Further details on interest rate risk are included in Note 23C(ii)(a) and the interest rate derivatives are disclosed in Note 22.
H. Financial covenants
Under the financial covenants relating to the bonds, the Group has to ensure that:
-consolidated net indebtedness (as defined in the applicable bond prospectus) does not exceed 60% of the total asset value;
- consolidated secured indebtedness (less cash and cash equivalents) does not exceed 50% of total asset value;
- interest coverage ratio to be at least 1.5 to 1.0; and
- unencumbered assets are not less than 125% of the unsecured indebtedness (less cash and cash equivalents).
The secured borrowings are subject to various financial covenants including LTV and debt service coverage ratios, all of which were met throughout the year. We received waivers on certain debt covenants in loan agreements secured by retail assets that were required to close under government Covid restrictions.

        Page | 52

22. Derivative financial instruments
The accounting policy applicable to derivative financial instruments is set out in Note 3P(iii) and the fair value disclosures set out in Note 5E.

	31 December 2020	31 December 2019
	£m	£m
Non-current assets
Interest rate caps not designated as hedges	-	-
Foreign currency forward contracts not designated as hedges	-	-
	-	-
Non-current liabilities
Zero cost foreign currency options designated as net investment hedges	-	(1.3)
Interest rate cross currency swaps designated as net investment hedges	(25.4)	(29.7)
	(25.4)	(31.0)
	(25.4)	(31.0)

The Group has entered into interest rate cap contracts with notional amounts of £Nil (December 2019: £Nil) on Sterling-denominated debt and €215.0 million (£192.6 million) (December 2019: €235.1 million or £199.1 million) on Euro-denominated debt. The caps are used to hedge the exposure to the variable interest rate payments on mortgage borrowings.
The Group has entered into a cross currency swap to convert a portion of the proceeds from its £500.0 million 2022 senior unsecured bond into Euro. This transaction swapped £100.0 million of the bond into €140.6 million Euro-equivalent debt and subsequently carries an equivalent annual coupon rate of 3.82%.
A. Valuation process
All derivatives are initially measured at fair value at the date the derivative is entered into and are subsequently re-measured at fair value (Note 5E). Foreign currency forward contracts, zero premium foreign currency options and cross-currency swaps are designated as net investment hedges of the investment in foreign operations. Foreign currency forward contracts, cross currency swaps and foreign currency zero premium options have been highly effective with no ineffectiveness recorded. Therefore movements in their fair value are recognised directly in OCI rather than the income statement and offset the impact of retranslating the related foreign currency subsidiary balance sheet at appropriate closing rates at each reporting date, as required by IAS 21 The Effects of Changes in Foreign Exchange Rates.
The fair values of the Group’s outstanding derivative contracts have been estimated by calculating the present value of the future cash flows, using appropriate market discount rates. This valuation technique falls within Level 2 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5E).

        Page | 53

23. Financial instruments – fair value and risk management
The accounting policy applicable to financial instruments is set out in Note 3P and the fair value disclosures set out in Note 5.
A. Accounting classifications and fair values
The following table shows the book values and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy.
I. 31 December 2020

	Carrying amount						Fair value
	Fair value – hedging instruments	Mandatorily at FVTPL – others	FVOCI – debt instruments	FVOCI – equity instruments	Financial assets at amortised cost	Other financial liabilities	Level 1	Level 2	Level 3
	£m	£m	£m	£m	£m	£m	£m	£m	£m
Financial assets measured at fair value
Interest rate swaps used for hedging	-	-	-	-	-	-	-	-	-
Loans secured by real estate	-	8.5	-	-	-	-	-	-	8.5
	-	8.5	-	-	-	-
Financial assets not measured at fair value
Rent and other receivables	-	-	-	-	19.2	-	-	-	-
Cash and cash equivalents	-	-	-	-	458.2	-	-	-	-
	-	-	-	-	477.4	-
Financial liabilities measured at fair value
Zero cost foreign currency options designated as net investment hedges	-	-	-	-	-	-	-	-	-
Interest rate cross currency swaps designated as net investment hedges	(25.4)	-	-	-	-	-	-	(25.4)	-
	(25.4)	-	-	-	-	-	-	(25.4)	-
Financial liabilities not measured at fair value
Secured bank loans	-	-	-	-	-	(573.6)	-	-	(581.6)
Unsecured bonds and notes	-	-	-	-	-	(862.4)	-	(875.3)	-
Trade and other payables	-	-	-	-	-	(41.8)	-	-	-
	-	-	-	-	-	(1,477.8)

        Page | 54

II. 31 December 2019

	Carrying amount						Fair value
	Fair value – hedging instruments	Mandatorily at FVTPL – others	FVOCI – debt instruments	FVOCI – equity instruments	Financial assets at amortised cost	Other financial liabilities	Level 1	Level 2	Level 3
	£m	£m	£m	£m	£m	£m	£m	£m	£m
Financial assets measured at fair value
Interest rate swaps used for hedging	-	-	-	-	-	-	-	-	-
Loans secured by real estate	-	34.8	-	-	-	-	-	-	34.8
	-	34.8	-	-	-	-
Financial assets not measured at fair value
Rent and other receivables	-	-	-	-	24.2	-	-	-	-
Cash and cash equivalents	-	-	-	-	201.9	-	-	-	-
	-	-	-	-	226.1	-
Financial liabilities measured at fair value
Zero cost foreign currency options designated as net investment hedges	(1.3)	-	-	-	-	-	-	(1.3)	-
Interest rate cross currency swaps designated as net investment hedges	(29.7)	-	-	-	-	-	-	(29.7)	-
	(31.0)	-	-	-	-	-
Financial liabilities not measured at fair value
Secured bank loans	-	-	-	-	-	(540.0)	-	-	(599.5)
Unsecured bonds and notes	-	-	-	-	-	(965.6)	-	(1,008.8)	-
Trade and other payables and deferred income	-	-	-	-	-	(33.9)	-	-	-
	-	-	-	-	-	(1,539.5)

        Page | 55

B. Measurement of fair values
The fair value of rent and other receivables, cash and cash equivalents, and trade and other payables approximate their carrying value and they are carried at amortised cost.
C. Financial risk management
The Group’s activities expose it to a variety of financial risks:
-market risk (including interest rate risk and foreign currency risk);
-credit risk; and
-liquidity risk.
This note presents information about the Group’s exposure to each of the above risks, the Group’s objectives, policies and processes for measuring and managing risk, and the Group’s management of capital.
There have been no changes in any risk management policies since 31 December 2019.
(i). Risk management framework
The Investment Manager oversees the management of these risks. All derivative activities for risk management purposes are carried out by specialist teams that have the appropriate skills, experience and supervision.
The Board reviews and agrees policies for managing each of these risks which are summarised below. The Group’s risk management policies are established to identify and analyse the risks faced by the Group, to set appropriate risk limits and controls and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Group’s activities.
(ii). Market risk
Market risk is the risk that the fair values of financial instruments will fluctuate because of changes in market prices, due to interest rate risk, foreign exchange risk and other price risks. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimising returns.
(a). Interest rate risk
Interest rate risk is the risk that the future cash flows or fair value of a financial instrument will fluctuate because of changes in market interest rates. Borrowings at variable rates expose the Group to cash flow interest rate risk whereas borrowings at fixed rates expose the Group to fair value interest rate risk. The Group is exposed to interest rate risk as entities within the Group borrow funds at both fixed and floating interest rates, as set out in Note 21G. The risk is managed by maintaining an appropriate mix between fixed and floating rate borrowings, and interest rate caps which it agrees to receive at specified intervals, the difference between variable rate interest amounts and the capped interest rate by reference to an agreed-upon notional principal amount, as well as cross-currency swaps. Hedging activities are evaluated regularly to align with interest rate views and defined risk appetite; ensuring optimal hedging strategies are applied by either positioning the balance sheet or protecting interest expense through different interest rate cycles.
At 31 December 2020, after taking into account the effect of interest rate caps, 89.2% of the Group’s borrowings were hedged (December 2019: 98.6%).
In managing interest rate risk, the Group aims to reduce the impact of short term fluctuations on the Group’s earnings, without jeopardising its flexibility. Over the longer term, changes in interest rates may have an impact on consolidated earnings.
During the year, the Group earned interest income of £3.5 million from related parties. A 4% fixed rate of interest applies which protects against interest rate fluctuation risk.

        Page | 56

The sensitivity analysis below has been determined based on the exposure to interest rates for both non-derivative and derivative financial instruments at the balance sheet date and represents management’s assessment of possible changes in interest rates. For the floating rate liabilities, the analysis has been prepared assuming that the amount of the liability at each of 31 December 2020 and 31 December 2019 were outstanding for an entire year. The sensitivity has been calculated by applying the interest rate change to the variable rate borrowings, net of interest-rate caps and cash and cash equivalents.

	Impact on profit		Impact on net asset value
	31 December 2020	31 December 2019	31 December 2020	31 December 2019
	£m	£m	£m	£m
Increase of 100 bps	(1.8)	(1.3)	(1.8)	(1.3)
Decrease of 100 bps	-	-	-	-
Increase of 200 bps	(5.2)	(3.3)	(5.2)	(3.3)
Decrease of 200 bps	-	-	-	-
The Group is also exposed to interest rate risk on its cash and cash equivalents. These balances attract low interest rates and therefore a relative increase or decrease in their respective interest rates would not have a material impact on profit or loss.
(b). Foreign currency risk
The Group has operations in Europe which transact business denominated mostly in Euro. There is currency exposure caused by translating the local trading performance and local net assets into Pound Sterling for each financial period and at each reporting date. The Group does not have foreign currency trading with cross border flows. The Group hedges a majority of its foreign currency assets naturally by funding them with borrowings in Euro and aims to ensure that it has no material unhedged net assets or liabilities denominated in a foreign currency. Profit translation is not hedged.
There are no other significant foreign currency risks impacting the Group.
The Group’s net investment translation exposure (including the impact of derivative financial instruments) is summarised below:

	31 December 2020	31 December 2019
	£m	£m

Gross foreign currency assets	1,110.7	1,232.0
Gross foreign currency liabilities	(935.2)	(908.7)
Net exposure	175.5	323.3

Gross currency liabilities include the nominal amount of £100.0 million (December 2019: £172.5 million) of foreign exchange derivatives designated as net investment hedges. The Group has entered into a number of foreign exchange contracts including forward contracts, options and a cross-currency swap to sell €140.6 million (December 2019: €240.8 million) and buy Pound Sterling.
The sensitivity below has been determined based on the exposure to foreign exchange rates for derivative financial instruments at the balance sheet date and represents management’s assessment of possible changes to the fair value of the Group’s cross-currency swaps as a result of possible changes in sterling to euro foreign exchange rates:

	Impact on profit		Impact on net asset value
	31 December 2020	31 December 2019	31 December 2020	31 December 2019
	£m	£m	£m	£m
250 bps strengthening in exchange spot rate	(1.2)	(0.3)	(4.4)	(0.3)
250 bps weakening in exchange spot rate	1.2	0.3	4.4	0.3
500 bps strengthening in exchange spot rate	(2.4)	(0.7)	(8.8)	(0.7)
500 bps weakening in exchange spot rate	2.4	0.7	8.8	0.7

        Page | 57

(iii) Credit risk
Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Group is exposed to credit risks from both its leasing activities and financing activities, including deposits with banks, and derivatives. The maximum exposure to credit risk at the reporting date is the carrying value of each class of financial asset.
(a). Rent and other receivables
Credit risk is managed by requiring tenants to pay rental income in advance. A credit assessment is carried out prior to the inception of a lease with a new counterparty and is used to determine the size of the deposit required from that tenant at inception. Rent collection is outsourced to managing agents who report regularly on payment performance. The Group has a diverse portfolio and there is no concentration of credit risk within the lease portfolio to any business sector or individual company.
Arrears are monitored regularly, and discussed at least monthly by the Investment Manager Group’s internal property management team and a strategy for dealing with significant potential defaults is presented on a timely basis by the property managers. The Group establishes an allowance for impairment that represents its estimate of incurred losses in respect of rent, trade and other receivables. The Group’s debtor recovery is consistently high and as such is deemed a low risk area.
With respect to hotel operations, the Group’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. There is no concentration of credit risk or dependence on individual customers. Exposure to credit risk is monitored on an ongoing basis.
The maximum exposure to credit risk of tenant and other receivables by geographic region at each balance date was as follows:

	31 December 2020	31 December 2019
	£m	£m

United Kingdom	9.7	9.1
Ireland	7.6	3.2
Rest of Europe	1.2	4.6
	18.5	16.9

        Page | 58

The following tables provide information about the exposure to credit risk and expected credit loss (‘ECL’) for rent and trade receivables:
I. 31 December 2020

	Gross carrying amount	Loss allowance	Net carrying amount	Credit impaired
	£m	£m	£m

Current	8.7	(0.1)	8.6	No
Due 31 – 60 days	0.5	(0.1)	0.4	No
Due 61 – 90 days	0.1	-	0.1	No
Due 91 – 120 days	2.0	(0.8)	1.2	No
Due 121 days and more	7.2	(4.9)	2.3	Yes
	18.5	(5.9)	12.6

II. 31 December 2019

	Gross carrying amount	Loss allowance	Net carrying amount	Credit impaired
	£m	£m	£m

Current	10.2	-	10.2	No
Due 31 – 60 days	0.5	-	0.5	No
Due 61 – 90 days	0.5	-	0.5	No
Due 91 – 120 days	0.8	-	0.8	No
Due 121 days and more	4.9	(2.2)	2.7	Yes
	16.9	(2.2)	14.7

        Page | 59

(b). Cash and cash equivalents
Credit risk from balances with banks is managed by the Investment Manager Group in accordance with the Investment Policy. Investments of surplus funds are made to avoid undue concentration of risks and therefore mitigate financial loss through potential counterparty failure. Cash deposits are held with investment grade rated banks which are rated Baa3 to A2 (December 2019: Baa3 to A2) based on Moodys’ ratings.
The Group’s exposure and credit ratings of its counterparties are monitored by the Investment Manager Group throughout the period.
(c). Loan secured by real estate
Interest income is accreted to the profit or loss using the effective interest rate method. The security underlying these loans includes certain retail premises and residential assets in Ireland. Loans secured by real estate are carried at fair value. At 31 December 2020, the value of the underlying collateral was £18.5 (December 2019: £45.1 million). See further details in Note 12A.
(d). Derivatives
The derivatives are entered into with bank and financial institution counterparties, which are rated Baa3 to A2, (December 2019: Baa3 to A2) based on Moodys’ ratings.
(iv). Liquidity risk
Liquidity risk is the risk that the Group will not be able to meets its financial obligations as they fall due.
Prudent liquidity management implies maintaining sufficient cash, the availability of funding through adequate amounts of committed credit facilities and the ability to close out market positions. The Group’s policy is to seek to minimise its exposure to liquidity risk by managing its exposure to interest rate risk and to refinancing risk. The Group seeks to borrow for as long as possible at the lowest cost.
The Group’s approach to monitoring its liquidity includes daily cash flow review and forecasting, and monthly monitoring of the maturity profile of debt, by the Investment Manager. This is also reviewed each quarter by the Board. The Group’s objective is to maintain a balance between continuity of funding and flexibility through the use of bank deposits, borrowings and bond financing.
A key factor in ensuring existing facilities remain available to the Group is the borrowing entity’s ability to meet the relevant facility’s financial covenants. The Group has a process to monitor regularly both current and projected compliance with its financial covenants.
(a). EMTN Programme
On 5 November 2015 the Group announced the establishment of a £2,000.0 million EMTN Programme. Under the EMTN Programme, the Group may issue, from time to time, up to £2,000.0 million of various types of debt securities in certain markets and currencies.
The table below summarises the contractual undiscounted cash flows payable under financial liabilities, derivative financial instruments and trade and other payables existing at the balance sheet date. Contracted cash flows are based on the loan balances and applicable interest rates payable on these at year end.

        Page | 60

I. 31 December 2020

	Less than 3 months	3 to 12 months	1 to 2 years	2 to 5 years	Over 5 years	Total
	£m	£m	£m	£m	£m	£m

Secured borrowings	4.0	13.6	215.4	363.0	22.9	618.9
£369. million 3.95%, 7 year unsecured bond	-	14.1	409.9	-	-	424.0
€550.0 million 3.25%, 10 year unsecured note	-	16.0	16.0	540.6	-	572.6
Derivative financial instruments	-	-	-	-	-	-
Trade and other payables	16.3	20.3	1.1	1.8	2.3	41.8
	20.3	64.0	642.4	905.4	25.2	1,657.3
II. 31 December 2019

	Less than 3 months	3 to 12 months	1 to 2 years	2 to 5 years	Over 5 years	Total
	£m	£m	£m	£m	£m	£m

Secured borrowings	3.6	80.2	16.9	378.3	111.4	590.4
£500.0 million 3.95% 7 year unsecured bond	-	18.8	18.8	547.3	-	584.9
€550.0 million 3.25% 10 year unsecured note	-	15.1	15.1	45.4	480.8	556.4
Derivative financial instruments	-	22.5	-	-	-	22.5
Trade and other payables	26.6	1.0	1.9	2.9	1.5	33.9
	30.2	137.6	52.7	973.9	593.7	1,788.1

(v). Capital management
The Group manages its capital to ensure that entities in the Group will be able to continue as a going concern and as such it aims to maintain a prudent mix between borrowings and equity financing. The Group’s capital structure comprises equity attributable to shareholders of the Company (Note 24), borrowings (Note 21) and cash and cash equivalents (Note 18). Equity comprises issued share capital, reserves and retained earnings as disclosed in the Consolidated statement of changes in equity. Borrowings comprise term loan facilities and unsecured bonds.
Save for the bonds, the remaining Group borrowings are secured on specific portfolios and are non–recourse to the Group as a whole.
The Group is not subject to any externally imposed capital requirements.
The Board monitors the return on capital as well as the level of dividends to ordinary shareholders. Dividends are approved by the Board on an interim basis.

        Page | 61

24. Stated capital
The accounting policy applicable to stated capital is set out in Note 3R.
A. Authorised share capital

Ordinary shares Number
Authorised
Ordinary shares	Unlimited

Ordinary shares issued and fully paid
Shares in issue at 1 January 2020	136,913,601
Ordinary shares issued during the year	6,543,913
At 31 December 2020	143,457,514

Shares in issue at 1 January 2019	136,913,601
Ordinary shares issued during the year	-
At 31 December 2019	136,913,601
£m
As at 1 January 2020	1,325.1
Issue of ordinary shares	45.0
At 31 December 2020	1,370.1

The Company has unlimited authorised share capital of no par value.
The issued and fully paid-up ordinary shares rank equally. The holders of the ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company.

B. Number of shares in issue

Number of shares	Weighted average number of shares

Year ended 31 December 2020
Number of shares in issue at 1 January 2020	136,913,601	136,913,601
Ordinary shares issued during the year	6,543,913	3,370,563
Number of ordinary shares in issue at 31 December 2020	143,457,514
Weighted average number of ordinary shares in issue for the year ending 31 December 2020		140,284,164

Year ended 31 December 2019
Number of shares in issue at 1 January 2019	136,913,601	136,913,601
Ordinary shares issued during the year
Number of ordinary shares in issue at 31 December 2019	136,913,601	n/a
Weighted average number of ordinary shares in issue for the year ending 31 December 2019	n/a

        Page | 62

25. Dividends
The accounting policy applicable to dividends is set out in Note 3I.

	Per share dividend amount	Date of payment of dividend	Year ending 31 December 2020	Year ending 31 December 2019
			£m	£m

Interim dividend	22 pence	31 January 2019	-	30.0
Interim dividend	13 pence	24 October 2019	-	17.3
Interim dividend	51 pence	20 December 2019	-	70.0
Interim dividend	51 pence	11 February 2020	70.0	-
			70.0	117.3
26. Reserves
The accounting policies applicable to reserves are set out in Notes 3C(i) - (ii), Note 3K and Note 3Q.
A. Foreign currency translation reserve
The foreign currency translation reserve comprises all foreign currency differences arising from the translation of the financial statements of foreign operations, as well as the effective portion of any foreign currency differences arising from hedges of a net investment in a foreign operation.
B. Revaluation reserve
The revaluation reserve relates to the revaluation of land and buildings.
C. Share-based payment reserve
The share-based payments reserve comprises the value of rights in respect of share-based payment arrangements relating to certain investment management fees (Note 27B(i)(a)).
The share-based payment reserve also comprises the value of rights in respect of the performance fee arrangements determined in accordance with the investment management agreement (Note 27B(i)(b)).

        Page | 63

27. Related party transactions
A. Parent and ultimate controlling party
The Company’s parent and ultimate controlling party is Kennedy-Wilson Holdings, Inc. (‘KWH’).
At 31 December 2020 an amount of £153.8 million was receivable from related parties. At 31 December 2019, an amount of £51.6 million was receivable from related parties. Interest received on loans from related parties is set out in note 8.
B. Transactions with key management personnel
(i). Amounts paid to key management personnel
(a). Investment management fee
The Investment Manager is considered to be included within the definition of key management personnel. The total Investment Management fee for the year ended 31 December 2020 is £9.9 million (year ended 31 December 2019: £11.1 million).
The Investment Manager, pursuant to the terms of an investment management agreement with the Company, is entitled to receive an investment management fee from the Company at an annual rate of 1.0% of the EPRA NAV of the Company, payable quarterly in arrears. The investment management fee is payable 50% in cash and the remaining 50% through the issuance of new ordinary shares in the Company to the value of that 50% fee portion, unless:
•to the extent restricted by law or regulation (in which case it is payable in cash); or
•the average closing price of the Company’s ordinary shares over the 20 days prior to the invoice date for the relevant fee is lower than the last reported NAV per ordinary share in which case the investment management fee is to be settled insofar as possible by the purchase of ordinary shares in the market at a price per ordinary share no greater than the last reported NAV per ordinary share and otherwise by the issuance of new ordinary shares at a price per share equal to the last reported NAV per ordinary share, up to an aggregate amount equal to the cash equivalent of that 50% fee portion.
(b). Performance fee
The Investment Manager, as noted above, is considered to be included within the definition of key management personnel. The total performance fee which the Investment Manager is entitled to for the year ended 31 December 2020 is £Nil (year ended 31 December 2019: £Nil).
(c). Directors’ fees
No fees were paid to directors during the year ended 31 December 2020.
C. Other related parties
KW PRS ICAV is owned 50% by KW EU PRS Investor LLC, a related party. The remaining 50% is owned by Avicdale Limited, a third party. Refer to Note 30 for further information relating to the joint venture arrangements entered into between the Company and KW PRS ICAV.
On December 17 2020, The Company formed a new joint venture (the “Venture”) to acquire and hold a portfolio of industrial assets real estate assets. The investment is held 20% by the Company and 80% by the joint venture partner. On the same date, the Company sold a £170m seed portfolio of 18 industrial and urban logistic properties in the United Kingdom which were wholly owned by the Company to the new Venture. This acquisition was funded by equity from the JV partners (in the 20:80 ratio) and third party acquisition finance.
Save as disclosed herein, there were no transactions with other related parties.

        Page | 64

28. Share-based payments
The accounting policy applicable to share-based payment arrangements is set out in Note 3Q.
At 31 December 2020, the Group had the following share-based payment arrangements:
A. Part-settlement of Investment Management fee
As described in Note 27, the Investment Manager is entitled to receive, pursuant to the terms of an investment management agreement with the Company, a management fee from the Company at an annual rate of 1.0% of the EPRA NAV of the Company, payable quarterly in arrears. The investment management fee is payable 50% in cash and the remaining 50% through the issuance of ordinary shares in the Company.
In accordance with the investment management agreement, the fair value price for the shares issued to settle the portion of the investment management fee which is payable 50% in shares, is the average closing share price for the twenty days immediately prior to the issue date of those shares.
For the year ended 31 December 2020, the Investment Management fee payable to the Investment Manager totals £9.9 million, which remains outstanding (year ended 31 December 2019: £11.1 million settled against an intercompany receivable balance).
B. Performance fee
As described in Note 27, the Company pays an annual performance fee calculated with reference to total shareholder return. The fee is the lesser of 20% of a) the excess over an annualised annual return hurdle of 10% or b) the excess of year end EPRA NAV per ordinary share over the relevant High Water Mark (being the closing EPRA NAV per Ordinary Share).

        Page | 65

29. Group entities
The accounting policy applicable to group entities is set out in Note 3A(i).
A. Subsidiary entities
On 17 December 2020, the Company disposed of the entire issued share capital of six subsidiaries , known as KW Industrial B Ltd, KW Dukes Park Limited, Jupiter Hull Limited, KW Ipswich Limited, Gatsby Capital 1 Limited and Gatsby Industrial Limited:
Except where indicated the following are indirect subsidiaries of the Company. All of the Company’s direct and indirect interests are in ordinary shares. Except as noted, all entities listed are wholly owned companies and are included in the financial statements.

Incorporated and registered in
Jersey
Cella Europe GP Limited[1]
Cella UK Minority UH Limited
Jupiter Argyle Ltd
Jupiter Friars Ltd
Jupiter Holdco Ltd
Jupiter Marathon Ltd
Jupiter Rubislaw Ltd
Jupiter Seafield Ltd
Jupiter Seafield OpCo Limited
Jupiter Tradeco Ltd
Jupiter Trident Ltd
KW Artemis UK Properties HoldCo Ltd
KW BPR Limited
KW Croydon Limited (formerly KW Office Limited)
KW High Street Retail B Ltd
KW Industrial SPV 2 Ltd
KWMH Ltd
KW Office SPV 2 Ltd (formerly KW Agamemnon Ltd)
KW Office SPV 3 Ltd
KW Regional Office B Ltd
KW Trade Co Ltd
(formerly Bengal Ltd)
KW UK Assets Holdco Ltd [1]
KWVF Tiger Ltd
KW Towers Limited
Gatsby Aberdeen Limited
Gatsby Capital 2 Limited
Gatsby Capital 3 Limited
Gatsby Chatham Limited
Gatsby Croydon Limited

Gatsby GIR Limited
Gatsby GR Limited
Gatsby Grocery Limited
Gatsby INV 1 Limited
Gatsby Middlewich Limited
Gatsby PFS Limited
Gatsby PH Limited
Gatsby Retail Limited
Gatsby Saltash Limited
KW Gatsby Limited
KW Italy Investments Holdco Limited [1]
KW Olimpia Holdco Limited
SEO Bartley Wood Limited
SEO Bracknell Limited
SEO Farnborough Limited
SEO Finance Limited
SEO Harlow Limited
SEO Langley Limited
SEO Maidenhead Limited
SEO Reading Limited
SEO Stockley Limited
KWCI Limited Partnership

Incorporated and registered in Ireland
KW Investment Funds ICAV
KW Shelbourne Ops Ltd
KWCI GP Limited
KW Investment One Limited Partnership

Incorporated and registered in Luxembourg
KW Real Estate Lux S.à.r.l. [1]
KW Investment Lux S.à.r.l. SICAV-SIF (formerly KW Investment Lux S.à.r.l.) [1]
KW Investment One Lux S.à.r.l.
KW Investment Eight Lux S.à.r.l.
KW Investment Nine Lux S.à.r.l.

Incorporated and registered in England
KW Pioneer Point UK OpCo Limited

Incorporated and registered in Spain
KW Spanish Holdco, SL
KW LMG Propco 1, SL
KW New Propco 1, SL
KW Sol Propco, SL
KW Sol Propco 2, SL
KW Velazquez Propco1, SL
KW Velazquez Propco 2, SL
Parque Comercial Guadalhorce, SL

Incorporated and registered in United States of America
KW UR Investments 1, LLC [1]

Footnotes:
1.Directly owned.

B. Joint arrangements in which the Group is a joint venturer
The Group has an indirect 50% interest in KWCI Limited Partnership (2019: 50%).
The Group has an indirect 50% interest in each of KW PRS ICAV sub fund 10 (2019: 50%), sub fund 11 (2019: 50%) and sub fund 12 (2019: Nil%). KW PRS ICAV is a related party.
The Group has an indirect 50% interest in each of KW Investment Fund sub fund II Central Park Fund 1 (2019: 80%) and KW Investment Fund sub fund III Central Park Fund 2 (2019: 80%).
The Group has a direct 20% interest in Cella Europe Limited Partnership (2019: Nil%). Further information is set out in Note 30.
        Page | 66

30. Interest in joint ventures
The accounting policy applicable to joint ventures is set out in Note 3A(iv).

	31 December 2020	31 December 2019
	£m	£m

KWCI Limited Partnership	15.2	29.8
KW PRS ICAV – sub fund 10	7.7	10.4
KW PRS ICAV – sub fund 11	9.6	22.8
KW PRS ICAV – sub fund 12	2.6	-
Central Park Fund 1	27.6	42.7
Central Park Fund 2	15.4	22.6
Cella Europe Limited Partnership	14.0	-
	92.1	128.3

A. Interest in KWCI Limited Partnership
The Group has an indirect 50% interest in KWCI Limited Partnership, which is held by KW Investment Fund ICAV.
The Group’s interest in KWCI Limited Partnership is accounted for using the equity method in the financial statements. Summarised financial information about the joint venture, and reconciliation to the carrying amount of the investment are set out below. The financial statements of the joint venture are prepared and presented in Euro and are translated using applicable rates:
(i) Summarised statement of financial position of KWCI Limited Partnership

	31 December 2020	31 December 2019
	£m	£m

Current assets, including cash and cash equivalents	5.1	0.9
Non-current assets	76.2	59.9
Current liabilities	(1.5)	(1.1)
Non-current liabilities	(49.4)	-
Equity	30.4	59.7

Group’s share in equity (%)	50	50

Group’s carrying amount of the investment	15.2	29.8

(ii) Summarised statement of profit or loss of KWCI Limited Partnership

	31 December 2020	31 December 2019
	£m	£m

Net fair value (loss) / gain	(6.7)	1.4
Total comprehensive (loss) / gain (100%)	(6.7)	1.4
Group’s share of total comprehensive loss (50%)	(3.3)	0.7
The joint venture cannot distribute its profits without the consent from the two venture partners.
        Page | 67

B. Interest in KW PRS ICAV – sub fund 10
The Group has an indirect 50% interest in KW PRS ICAV – sub fund 10, which is held through KW EU PRS Investor LLC.
The Group’s interest in KW PRS ICAV – sub fund 10 is accounted for using the equity method in the financial statements. Summarised financial information about the joint venture, and reconciliation to the carrying amount of the investment are set out below. The financial statements of the joint venture are prepared and presented in Euro and are translated using applicable rates:
(i) Summarised statement of financial position of KW PRS ICAV – sub fund 10

	31 December 2020	31 December 2019
	£m	£m

Current assets, including cash and cash equivalents (£1.0 million)	1.0	-
Non-current assets	29.2	23.3
Current liabilities	(1.8)	(0.2)
Non-current liabilities	(10.7)
Equity	17.7	23.1

Group’s share in equity (%)	50	50

Group’s share of equity investment	8.9	11.5
Provision against intra group interest	(1.2)	(1.1)
Group’s carrying amount of the investment	7.7	10.4

(ii) Summarised statement of profit or loss of KW PRS ICAV – sub fund 10

	31 December 2020	31 December 2019
	£m	£m

Net fair value loss	(3.5)	(4.0)
Total comprehensive (loss) (100%)	(3.5)	(4.0)
Group’s share of total comprehensive (loss) (50%)	(1.7)	(2.0)

Shareholder loan interest in the amount of £1.2 was capitalised into the basis of the asset held by the sub fund (2019: £1.1 million).
The joint venture cannot distribute its profits without the consent from the two venture partners.

C. Interest in KW PRS ICAV – sub fund 11
The Group has an indirect 50% interest in KW PRS ICAV – sub fund 11, which is held through KW EU PRS Investor LLC. The Group’s interest in KW PRS ICAV – sub fund 11 is accounted for using the equity method in the financial statements. Summarised financial information about the joint venture, and reconciliation to the carrying amount of the investment are set out below. The financial statements of the joint venture are prepared and presented in Euro and are translated using applicable rates:

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(i) Summarised statement of financial position of KW PRS ICAV – sub fund 11

	31 December 2020	31 December 2019
	£m	£m

Current assets	1.0	-
Non-current assets	79.5	51.0
Current liabilities, including accrued capital expenditure (£0.5 million)	(9.7)	(1.0)
Non-current liabilities	(46.8)	-
Equity	24.0	50.0

Group’s share in equity (%)	12.0	50

Group’s share of equity investment	12.0	25.0
Provision against intra group interest	(2.4)	(2.2)
Group’s carrying amount of investment	9.6	22.8

(ii) Summarised statement of profit or loss of KW PRS ICAV – sub fund 11

	31 December 2020	31 December 2019
	£m	£m

Net fair value loss	(3.3)	(5.0)
Total comprehensive (loss) (100%)	(3.3)	(5.0)
Group’s share of total comprehensive (loss) (50%)	(1.6)	(2.5)

Shareholder loan interest in the amount of £2.4 million was capitalised into the basis of the asset held by the sub fund. (2019: £2.2 million)
The joint venture cannot distribute its profits without the consent from the two venture partners.

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D. Interest in KW PRS ICAV – sub fund 12
The Group has an indirect 50% interest in KW PRS ICAV – sub fund 12, which is held through KW EU PRS Investor LLC.
The Group’s interest in KW PRS ICAV – sub fund 12 is accounted for using the equity method in the financial statements. Summarised financial information about the joint venture, and reconciliation to the carrying amount of the investment are set out below. The financial statements of the joint venture are prepared and presented in Euro and are translated using applicable rates:
(i) Summarised statement of financial position of KW PRS ICAV – sub fund 12

	31 December 2020	31 December 2019
	£m	£m

Current assets, including cash and cash equivalents	-	-
Non-current assets	5.2	-
Current liabilities	-	-
Non-current liabilities	-	-
Equity	5.2	-

Group’s share in equity (%)	50	50

Group’s share of equity investment	2.6	-
Group’s carrying amount of the investment	2.6	-

(ii) Summarised statement of profit or loss of KW PRS ICAV – sub fund 12

	31 December 2020	31 December 2019
	£m	£m

Net fair value loss	-	-
Total comprehensive (loss) (100%)	-	-
Group’s share of total comprehensive (loss) (50%)	-	-

The joint venture cannot distribute its profits without the consent from the two venture partners.

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E. Interest in Central Park Fund 1
The Group has an indirect 50% interest in Central Park Fund 1 (2019: 80%), which is held through KWIF ICAV – sub fund II.
The Group’s interest in Central Park Fund 1 is accounted for using the equity method in the financial statements. Summarised financial information about the joint venture, and reconciliation to the carrying amount of the investment are set out below. The financial statements of the joint venture are prepared and presented in Euro and are translated using applicable rates:
(i) Summarised statement of financial position of Central Park Fund 1

	31 December 2020	31 December 2019
	£m	£m

Current assets, including cash and cash equivalents	2.0	1.8
Non-current assets	120.6	114.6
Current liabilities	(1.6)	(1.5)
Non-current liabilities	(65.8)	(61.5)
Equity	55.2	53.4

Group’s share in equity (%)	50	80

Group’s carrying amount of the investment	27.6	42.7

(ii) Summarised statement of profit or loss of Central Park Fund 1

	31 December 2020	31 December 2019
	£m	£m

Net fair value (loss)	(1.7)	(0.2)
Rental income	5.9	0.3
Net operating income	(3.2)	0.2
Total comprehensive (loss) (100%)	(0.4)	(0.1)
Group’s share of total comprehensive (loss) 50% (2019: 80%)	(0.2)	-

The joint venture had no other contingent liabilities or commitments as at 31 December 2020. The joint venture cannot distribute its profits without the consent from the two venture partners.

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F. Interest in Central Park Fund 2
The Group has an indirect 80% interest in Central Park Fund 2, which is held through KWIF ICAV – sub fund III.
The Group’s interest in Central Park Fund 2 is accounted for using the equity method in the financial statements. Summarised financial information about the joint venture, and reconciliation to the carrying amount of the investment are set out below. The financial statements of the joint venture are prepared and presented in Euro and are translated using applicable rates:
(i) Summarised statement of financial position of Central Park Fund 2

	31 December 2020	31 December 2019
	£m	£m

Current assets, including cash and cash equivalents (£0.7 million)	1.3	1.0
Non-current assets	70.9	65.9
Current liabilities	(0.9)	(0.9)
Non-current liabilities	(40.5)	(37.9)
Equity	30.8	28.1

Group’s share in equity (%)	50	80

Group’s carrying amount of the investment	15.4	22.6

(ii) Summarised statement of profit or loss of Central Park Fund 2

	31 December 2020	31 December 2019
	£m	£m

Net fair value gain/(loss)	0.7	(0.2)
Rental income	3.4	0.2
Net operating income	3.4	0.1
Total comprehensive profit/(loss) (100%)	2.0	(0.1)
Group’s share of total comprehensive Profit/ (loss) 50% (2019: 80%)	1.0	-

The joint venture cannot distribute its profits without the consent from the two venture partners.
G. Interest in Cella Europe Limited Partnership
The Group has an direct 20% interest in Cella Europe Limited Partnership. This fund has been established to acquire, develop and manage industrial and logistics properties in strong locations across Europe.
The Group’s interest in Cella Europe Limited Partnership is accounted for using the equity method in the financial statements. Summarised financial information about the joint venture, and reconciliation to the carrying amount of the investment are set out below. The financial statements of the joint venture are prepared and presented in Euro and are translated using applicable rates:

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(i) Summarised statement of financial position of Cella Europe Limited Partnership

	31 December 2020	31 December 2019
	£m	£m

Current assets	6.1	-
Non-current assets	171.6	-
Current liabilities	(5.8)	-
Non-current liabilities	(102.0)	-
Equity	69.9	-

Group’s share in equity (%)	20	-

Group’s carrying amount of the investment	14.0	-

(ii) Summarised statement of profit or loss of Cella Europe Limited Partnership

	31 December 2020	31 December 2019
	£m	£m

Net fair value (loss)	(0.6)	-
Net operating (loss)	(0.4)	-
Total comprehensive (loss) (100%)	(0.7)	-
Group’s share of total comprehensive (loss) 20% (2019: Nil%)	(0.1)	-

The joint venture cannot distribute its profits without the consent from the two venture partners.

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31. Leases
(i) Leases as lessor
The Group has determined that all tenant leases are operating leases within the meaning of IFRS 16.
The Group earns rental income by leasing its investment properties to tenants under non-cancellable operating leases. Typically, single let properties are leased on terms where the tenant is responsible for repair, insurance and running costs while multi-let properties are leased on terms which include recovery of a share of service charge expenditure and insurance. Residential property is typically leased for periods of one year or less. Minimum lease rentals from residential property are not included in the table below.
At the reporting date, the Group had contracted with tenants to receive the following future minimum lease payments:

	31 December 2020	31 December 2019
	£m	£m

Not later than one year	79.2	94.0
Later than one year but not more than two years	75.5	92.9
Later than two years but not more than three years	58.9	86.2
Later than three years but not more than four years	52.6	67.5
Later than four years but not more than five year	42.9	57.8
Later than five years but not more than ten years	140.2	210.4
	449.3	608.8

(ii) Leases as lessee
The Group is has a number of ground leases and a single office lease.
Ground leases were entered into many years ago and such leases pre-date the Group’s ownership period.
Previously both the ground leases and office leases were classified as operating leases under IAS 17.
Information about leases for which the Group is a lessee is presented below.
(a) Right-of-use assets

	31 December 2020	31 December 2019
	£m	£m

Balance at 1 January	6.5	6.4
Depreciation charge for the year	(0.2)	(0.1)
Additions to right-of-use assets	-	0.2
Disposals from right-of-use assets	(0.9)	-
Balance at 31 December	5.4	6.5

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32. Subsequent events

A. Disposal of assets

Post year end the Group disposed of certain assets for a combined consideration of £119.5 million in the normal course of business.

B. Bond buy back
On 26 March 2021, the Company announced it had elected to redeem £150.0m of its GBP£500m 2022 Bonds with a redemption date of 26 April 2021. In accordance with the Bond Trust Deed, the aggregate amount of the Bonds called for redemption will be redeemed at the Make Whole Redemption Price together with accrued interest to the redemption date.
A the date of notice, the outstanding aggregate amount of the Bonds was £369.81m. Following the partial redemption, £219.81m will be outstanding.

33. Approval of the financial statements
The financial statements were authorised for issue by the Company’s Board of Directors on 27 April 2021.
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